EXHIBIT 10.21

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                           WESTERN GAS RESOURCES, INC.

                                   $27,000,000

                               8.02% SENIOR NOTES
                              DUE DECEMBER 1, 2005

                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

                           Dated as of April 28, 1999

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                                TABLE OF CONTENTS

                             (Not Part of Agreement)

THE NOTES................................................................- 2 -
      1.    The Notes....................................................- 2 -

[INTENTIONALLY OMITTED]..................................................- 2 -

CONDITIONS PRECEDENT.....................................................- 2 -
      3A.   Conditions to Effectiveness..................................- 2 -
      3B.   Certain Documents............................................- 2 -
      3C.   Representations and Warranties; No Default...................- 4 -
      3D.   Transactions Permitted by Applicable Laws....................- 4 -
      3E.   Legal Matters................................................- 4 -
      3F.   Proceedings..................................................- 4 -
      3G.   Amendment of Other Agreements................................- 5 -
      3H.   Fees Payable at Closing......................................- 5 -

PREPAYMENTS..............................................................- 5 -
      4.    Prepayments..................................................- 5 -
      4A.   Optional Prepayment With Yield-Maintenance Amount............- 5 -
      4B.   Notice of Optional Prepayment................................- 5 -
      4C.   Application of Prepayments...................................- 6 -
      4D.   Retirement of Notes..........................................- 6 -
      4E.   Offer to Prepay Notes or Post Letters of Credit Upon
            Occurrence of a Required Offer Event.........................- 6 -
            4E(1) Required Offers........................................- 6 -
            4E(2) Required Reoffers......................................- 7 -
            4E(3) Acceptance or Rejection................................- 7 -
            4E(4) Required Prepayment....................................- 8 -
      4F.   Issuance of Letters of Credit................................- 9 -
            4F(1) In Lieu of Prepayment..................................- 9 -
            4F(2) Election by the Company at any Time....................- 9 -
            4F(3) Terms of Letters of Credit.............................- 9 -
            4F(4) Payments by the Company; Company Remains Liable...... - 10 -

AFFIRMATIVE COVENANTS...................................................- 10 -
      5.    Affirmative Covenants.......................................- 10 -
      5A.   Financial Statements........................................- 10 -
      5B.   Inspection of Property......................................- 13 -

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      5C.   Covenant to Secure Notes Equally............................- 13 -
      5D.   Agreement Assuming Liability on Notes.......................- 13 -
      5E.   Notice of Material Events...................................- 14 -
      5F.   Maintenance of Properties...................................- 14 -
      5G.   Maintenance of Existence and Qualifications.................- 14 -
      5H.   Insurance...................................................- 15 -
      5I.   Compliance with Agreements and Law..........................- 15 -
      5J.   Compliance with Environmental Laws..........................- 15 -
      5K.   Information Required by Rule 144A...........................- 16 -
      5L.   ERISA.......................................................- 16 -
      5M.   Guaranties..................................................- 16 -
      5N.   Credit Fees.................................................- 17 -
            5N(1)  First Credit Fee.....................................- 17 -
            5N(2)  Second Credit Fee....................................- 17 -
      5O.   Purchase Offer Fees.........................................- 18 -
            5O(1)  1995 Notes...........................................- 18 -
            5O(2)  1993 Notes...........................................- 18 -
      5P.   Pledge of Subsidiary Stock..................................- 18 -
      5Q.   Year 2000...................................................- 18 -

NEGATIVE COVENANTS......................................................- 19 -
      6.    Negative Covenants..........................................- 19 -
            6A.   Financial Covenants...................................- 19 -
            6A(1) Consolidated Tangible Net Worth.......................- 19 -
            6A(2) Current Ratio.........................................- 19 -
            6A(3) Total Debt Maintenance................................- 19 -
            6A(4) Senior Debt Maintenance...............................- 19 -
            6A(5) Total Fixed Charge Coverage Ratio.....................- 20 -
            6A(6) Senior Fixed Charge Coverage Ratio....................- 20 -
            6A(7) Senior Debt to EBITDA.................................- 21 -
      6B.   Dividend Limitation.........................................- 21 -
      6C.   Lien, Debt, and Other Restrictions..........................- 21 -
            6C(1) Liens.................................................- 22 -
            6C(2) Debt..................................................- 23 -
            6C(3) Limitation on Investments and New Businesses..........- 23 -
            6C(4) Sale of Stock and Debt of Subsidiaries................- 24 -
            6C(5) Merger and Sale of Assets.............................- 25 -
            6C(6) Lease Rentals.........................................- 26 -
            6C(7) Limitation on Credit Extensions.......................- 27 -
            6C(8) Contracts; Take-or-Pay Agreements.....................- 27 -
            6C(9) Sale or Discount of Receivables.......................- 27 -
            6C(10)Guaranties............................................- 27 -
            6C(11)Transactions With Affiliates..........................- 28 -

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            6C(12)Panhandle Joint Venture Debt..........................- 29 -
            6C(13)Certain Matters Relating to Subordinated Debt.........- 29 -
      6D.   Issuance of Stock by Corporate Subsidiaries.................- 29 -
      6E.   Other Agreements............................................- 29 -

EVENTS OF DEFAULT.......................................................- 31 -
      7A.   Acceleration................................................- 31 -
      7B.   Rescission of Acceleration..................................- 35 -
      7C.   Notice of Acceleration or Rescission........................- 35 -
      7D.   Other Remedies..............................................- 35 -

REPRESENTATIONS, COVENANTS AND WARRANTIES...............................- 35 -
      8.    Representations, Covenants and Warranties...................- 35 -
      8A.   Organization................................................- 35 -
      8B.   Financial Statements........................................- 36 -
      8C.   Actions Pending.............................................- 36 -
      8D.   Outstanding Debt............................................- 36 -
      8E.   Environmental Compliance....................................- 37 -
      8F.   Taxes.......................................................- 37 -
      8G.   Conflicting Agreements and Other Matters....................- 37 -
      8H.   [Intentionally omitted].....................................- 38 -
      8I.   [Intentionally omitted].....................................- 38 -
      8J.   ERISA.......................................................- 38 -
      8K.   Governmental Consent........................................- 38 -
      8L.   Title to Properties.........................................- 38 -
      8M.   Disclosure..................................................- 39 -
      8N.   Delivery of Other Agreements................................- 39 -
      8O.   Public Utility Holding Company Act; Federal Power Act.......- 39 -
      8P.   Investment Company Act......................................- 39 -
      8Q.   Rank of Notes...............................................- 39 -
      8R.   Year 2000 Programming.......................................- 39 -
      8S.   Receivables Purchase Agreement..............................- 40 -
      8T.   1993 Note Purchase Agreement................................- 40 -
      8U.   Existing Guaranties.........................................- 40 -
      8V.   MONY Notes..................................................- 40 -

PARAGRAPH 9.      [Intentionally omitted]...............................- 40 -

DEFINITIONS.............................................................- 40 -
      10.   Definitions.................................................- 40 -
      10A.  Yield-Maintenance Terms.....................................- 40 -
      10B.  Other Terms.................................................- 41 -
      10C.  Accounting Terms and Determinations.........................- 54 -

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MISCELLANEOUS...........................................................- 54 -
      11A.  Note Payments...............................................- 54 -
      11B.  Expenses....................................................- 55 -
      11C.  Consent to Amendments.......................................- 56 -
      11D.  Solicitation of Noteholders.................................- 56 -
      11E.  Form, Registration, Transfer and Exchange of Notes; Lost
            Notes.......................................................- 57 -
      11F.  Persons Deemed Owners; Participations.......................- 58 -
      11G.  Survival of Representations and Warranties; Entire
            Agreement...................................................- 58 -
      11H.  Successors and Assigns......................................- 58 -
      11I.  Disclosure to Other Persons; Confidentiality................- 58 -
      11J.  Notices.....................................................- 59 -
      11K.  Payments Due on Non-Business Days...........................- 59 -
      11L.  Satisfaction Requirement....................................- 59 -
      11M.  GOVERNING LAW...............................................- 60 -
      11N.  Limitation on Interest......................................- 60 -
      11O.  Severability................................................- 60 -
      11P.  Descriptive Headings........................................- 60 -
      11Q.  Counterparts................................................- 60 -
      11R.  Binding Agreement...........................................- 60 -

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REMAINING HOLDER SCHEDULE
SCHEDULE 6C(2) EXISTING DEBT
SCHEDULE 6C(8) EXISTING COUNTERPARTIES
SCHEDULE 8A SUBSIDIARIES AND CERTAIN OTHER ENTITIES
EXHIBIT A   FORM OF NOTE
EXHIBIT B   FORM OF OPINION OF COMPANY'S COUNSEL
EXHIBIT C   LIST OF AGREEMENTS RESTRICTING DEBT
EXHIBIT D   FORM OF CONFIDENTIALITY LETTER
EXHIBIT E   FORM OF GUARANTY
EXHIBIT F   FORM OF ANNUAL CASH FLOW PROJECTION
EXHIBIT G   FORM OF CONSENT
EXHIBIT H   FORM OF COMPANY PLEDGE AGREEMENT
EXHIBIT I   FORM OF MIGC PLEDGE AGREEMENT
EXHIBIT J   FORM OF LETTER OF CREDIT

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                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

            This AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of April 28, 1999, among WESTERN GAS RESOURCES, INC., a Delaware corporation (the "Company"), and The Variable Annuity Life Insurance Company ("VALIC"), American General Life Insurance Company ("American General"), American General Life and Accident Insurance Company (as successor in interest to Gulf Life Insurance Company, "AGLA"), First Allmerica Financial Life Insurance Company ("First Allmerica") and Allmerica Financial Life Insurance and Annuity Company ("Allmerica" and together with VALIC, American General, AGLA and First Allmerica, the "Remaining Holders"). The parties hereto agree as follows:

                                    RECITALS

            WHEREAS, the Company, the Remaining Holders and Mutual Life Insurance Company of New York ("MONY" and together with the Remaining Holders, the "1995 Purchasers") entered into that certain Note Purchase Agreement dated as of November 29, 1995 (the "1995 Note Purchase Agreement") pursuant to which the Company issued and sold to the 1995 Purchasers the 1995 Notes (as hereinafter defined); and

            WHEREAS, the Company entered into those certain separate Note Purchase Agreements each dated as of April 1, 1993 (collectively, the "1993 Note Purchase Agreement") with each of the purchasers listed on Annex 1 thereto (collectively, the "1993 Purchasers"), respectively, pursuant to which the Company issued and sold to the 1993 Purchasers its 7.65% Senior Notes due April 30, 2003 in the aggregate original principal amount of $50,000,000 (collectively, the "1993 Notes" and individually, a "1993 Note"); and

            WHEREAS, the Company and The Prudential Insurance Company of America entered into that certain Second Amended and Restated Master Shelf Agreement, dated as of December 19, 1991, as amended by Letter Agreement No. 1 dated November 21, 1997 (as so amended, the "Existing Master Shelf Agreement"); and

            WHEREAS, the Company entered into that certain Loan Agreement dated as of May 30, 1997 with NationsBank, N.A., as Agent, and the lenders parties thereto (the "Existing NationsBank Agreement"); and

            WHEREAS, the Company entered into that certain Loan Agreement dated as of February 17, 1999 with Nations Bank, N.A. (as the provisions thereof have heretofore been amended or waived or may be from time to time amended or waived in compliance with paragraph 6E, the "Bridge Facility"); and

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            WHEREAS, the Company has proposed modifications to various of its financings, pursuant to which, among other things, the Company will (1) prepay and retire the 1993 Notes, (2) amend the Existing Master Shelf Agreement, and
(3) terminate the Existing NationsBank Agreement and enter into the NationsBank Agreement; and

            WHEREAS, the Company and the Remaining Holders have agreed that, in furtherance of the foregoing, the 1995 Note Purchase Agreement will be amended and restated in its entirety; and

            NOW, THEREFORE, to accomplish the matters contemplated by the immediately preceding recitals and in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the 1995 Note Purchase Agreement is hereby amended and restated in its entirety as follows:

PARAGRAPH 1. THE NOTES.

            1. The Notes. Pursuant to the 1995 Note Purchase Agreement, the Company authorized, issued and delivered its 8.02% Senior Notes in the aggregate original principal amount of $42,000,000 of which $27,000,000 is outstanding, dated the date of issue thereof, to mature December 1, 2005, to bear interest on the unpaid balance from the date thereof until the principal shall have become due and payable at the rate of 8.02% per annum and on overdue payments at the rate specified therein (collectively, the "1995 Notes" and individually, a "1995 Note"). The term "Notes" as used herein shall include each 1995 Note issued and delivered pursuant to any provision of the 1995 Note Purchase Agreement, each PIK Note issued and delivered pursuant to paragraph 5N(1) of this Agreement and each Note deliv-ered in substitution or exchange for any 1995 Note or PIK Note pursuant to any provision of this Agreement. The Company and each Remaining Holder hereby agree that the Notes will be subject to the terms and conditions of the 1995 Note Purchase Agreement as herein amended and restated. Each Remaining Holder severally agrees that the aggregate principal amount of Notes outstanding as of the Effective Date and held by such Remaining Holder is set forth opposite such Remaining Holder's name in the Remaining Holder's Schedule attached hereto.

PARAGRAPH 2. [INTENTIONALLY OMITTED]

PARAGRAPH 3. CONDITIONS PRECEDENT.

            3A. Conditions to Effectiveness. This Agreement shall become effective as of April 28, 1999 (the "Effective Date"), subject to the satisfaction, on or before the Effective Date, of the following conditions:

            3B. Certain Documents. Each Remaining Holder shall have received the following, each dated the Effective Date unless otherwise indicated:

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            (i) a Guaranty executed by Western Gas Wyoming, L.L.C., WGR Canada,
      Inc., Lance Oil and Gas Company and Pinnacle Gas Treating, Inc. and a Consent executed by each Guarantor;

            (ii) the Company Pledge Agreement executed by the Company and the MIGC Pledge Agreement executed by MIGC;

            (iii) the Intercreditor Agreement executed by each party thereto;

            (iv) a certificate of the Secretary or Assistant Secretary of the Company certifying (a) the resolutions of the Board of Directors of the Company approving this Agreement, the Company Pledge Agreement and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Company Pledge Agreement, and (b) the names and true signatures of the officers of the Company authorized to sign this Agreement, the Company Pledge Agreement and the other documents to be delivered by the Company hereunder;

            (v) a certificate of the Secretary or Assistant Secretary of each Guarantor other than MIGC certifying (a) the resolutions of the board of directors or similar governing body of such Guarantor approving the Guaranty and/or Consent, as applicable, executed in connection with this Agreement by such Guarantor and all documents evidencing other necessary corporate or similar action and governmental approvals, if any, with respect to the Guaranty and/or Consent, as applicable, executed in connection with this Agreement by such Guarantor, and (b) the names and true signatures of the officers of such Guarantor authorized to sign the Guaranty and/or Consent, as applicable, executed in connection with this Agreement by such Guarantor, and the other documents to be delivered by such Guarantor hereunder;

            (vi) a certificate of the Secretary or Assistant Secretary of MIGC certifying (a) the resolutions of the board of directors of MIGC approving the MIGC Pledge Agreement and the Consent executed in connection with this Agreement by MIGC and all documents evidencing other necessary corporate action or governmental approvals, if any, with respect to the MIGC Pledge Agreement and the Consent executed in connection with this Agreement by MIGC, and (b) the names and true signatures of the officers of MIGC authorized to sign the MIGC Pledge Agreement and the Consent executed in connection with this Agreement by MIGC, and the other documents to be delivered by MIGC hereunder;

            (vii) a favorable opinion of John C. Walter, General Counsel of the Company, reasonably satisfactory to such Remaining Holder and substantially in the form of Exhibit B attached hereto and as to such other matters as such Remaining Holder may reasonably request, and by its execution and delivery hereof the Company hereby directs such counsel to deliver such opinion and acknowledges and agrees that each Remaining Holder receiving such opinion will and is hereby authorized to rely on such opinion;

            (viii) a copy of the Bridge Facility, in form and substance satisfactory to such Remaining Holder and certified by an Authorized Officer of the Company as being true and complete;

            (ix) a copy of the NationsBank Agreement, in form and substance satisfactory to such Remaining Holder and certified by an Authorized Officer of the Company as being true and complete, together with evidence satisfactory to such Remaining Holder as to the ability of the Company to satisfy the conditions precedent to the extension of credit thereunder;

            (x) copies of all amendments and waivers relating to the Master Shelf Agreement, in form and substance satisfactory to such Remaining Holder and certified by an Authorized Officer of the Company as being true and complete; and

            (xi) copies of all pledge agreements for the benefit of the holders of Debt under the Bridge Facility, the NationsBank Agreement or the Master Shelf Agreement, in each case in form and substance satisfactory to such Remaining Holder and certified by an Authorized Officer of the Company as being true and complete.

            3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 hereof, in each Guaranty, in the Company Pledge Agreement and in the MIGC Pledge Agreement shall be true on and as of the Effective Date after giving effect to the transactions herein contemplated; there shall exist on the Effective Date no Event of Default or Default and no Default or Event of Default would result from the transactions contemplated by this Agreement; and the Company shall have delivered to such Remaining Holder an Officer's Certificate, dated the Effective Date, to both such effects.

            3D. Transactions Permitted by Applicable Laws. The transactions to be consummated on the terms and conditions as herein provided shall not violate any applicable law or governmental regulation and shall not subject such Remaining Holder to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Remaining Holder shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

            3E. Legal Matters. Counsel to such Remaining Holder, including any special counsel retained in connection with the transactions contemplated by this Agreement, shall be satisfied as to all legal matters relating to such transactions.

            3F. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to such Remaining Holder, and such Remaining Holder shall have received all such counterpart originals or certified or other copies of such documents as such Remaining Holder may reasonably request.

            3G. Amendment of Other Agreements. Neither the NationsBank Agreement, the Bridge Facility nor the Master Shelf Agreement shall require (or if so required, such conditions shall simultaneously terminate) (i) the grant of a Lien on any property of the Company or any Subsidiary (other than (a) Liens in favor of NationsBank, as agent, and the lenders under the NationsBank Agreement and in favor of NationsBank as lender under the Bridge Facility, in each case as permitted by clauses (vi) and (vii) of paragraph 6C(1), and (b) Liens created by the pledge agreements described in clause (xi) of paragraph 3B and other pledge agreements that are subject to the Intercreditor Agreement and in connection with which the holders of the Notes, or a collateral agent appointed by them, shall have received a Pledge Agreement from the same pledgor and covering the same collateral) or (ii) the delivery of any security agreement or the guaranty or agreement to provide guaranties of the obligations of the Company under such agreements other than (a) any Existing Guaranty which is subject to the Intercreditor Agreement and for which such Remaining Holder shall have received a guaranty from the same Guarantor, (b) the pledge agreements described in clause (xi) of paragraph 3B and other pledge agreements that are subject to the Intercreditor Agreement and in connection with which the holders of the Notes, or a collateral agent appointed by them, shall have received a Pledge Agreement from the same pledgor and covering the same collateral and (c) any other guaranty or agreement to provide guaranties of the obligations of the Company under such agreements delivered after the Effective Date which becomes subject to the Intercreditor Agreement and in connection with which such Remaining Holder shall have received a Guaranty pursuant to paragraph 5M from the same Guarantor. In addition, such agreements shall not require that any lender or purchaser party thereto, or an agent or representative thereof, be named as beneficiary or loss payee on any insurance policy, and all insurance policies of the Company and its Subsidiaries shall not name any such lender or agent as beneficiary or loss payee.

            3H. Fees Payable at Closing. Without limiting the generality of paragraph 11B, the Company shall have paid on or before the Effective Date the fees, charges and disbursements of Baker & Botts, L.L.P., the Remaining Holders' special counsel, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.

PARAGRAPH 4. PREPAYMENTS.

            4. Prepayments. The Notes shall be subject to prepayment only with respect to the prepayments permitted by paragraphs 4A, 4E and 4F.

            4A. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment on any Business Day, in whole at any time or from time to time in part (in multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest and the Credit Fees thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note.

            4B. Notice of Optional Prepayment. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4A irrevocable written notice of such prepayment not less than 30 days, and not more than 60 days, prior to the prepayment date (which shall be a Business Day), specifying such prepayment date, specifying the aggregate principal amount of the Notes to be prepaid on such date, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date, providing an estimate (utilizing a Reinvestment Yield calculated as if the date of such notice were the Settlement Date) of the Yield-Maintenance Amount, if any, to become due on such prepayment date and the calculation of such estimate, and stating that such prepayment is to be made pursuant to paragraph 4A. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest and the Credit Fees thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date and, on the Business Day next preceding such prepayment date, the Company shall transmit by facsimile and by overnight courier to the holder of each Note to be so prepaid the calculation of the Yield-Maintenance Amount, if any, to be due on such prepayment date.

            4C. Application of Prepayments. In the case of each partial prepayment pursuant to paragraph 4A of all outstanding Notes, the principal amount to be prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

            4D. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their final maturities (other than by prepayment pursuant to paragraph 4A, 4E or 4F or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

            4E. Offer to Prepay Notes or Post Letters of Credit Upon Occurrence of a Required Offer Event.

                  4E(1) Required Offers. At least 20 days before the anticipated date of the closing of the transaction with respect to each Required Offer Event other than a Small Asset Sale and the sale of the stock of WGRS and the Giddings Facility (as to which sales no formal Required Offers shall be required but shall be deemed nevertheless to have been given), and in the case of a Small Asset Sale, as soon as possible and in any event at least four (4) Business Days before the anticipated date of the closing of the transaction with respect thereto, the Company shall make a written offer (a "Required Offer"), contingent upon the closing of such transaction, to each holder of Notes (all such holders, together with the lenders under the NationsBank Agreement, the lender under the Bridge Facility and the holders of notes under the Master Shelf Agreement, collectively, the "Senior Debt Holders") of its offer to prepay, or, in the case of a Required Offer as to which the

Delivery Date occurs on or before August 12, 2000 (but not thereafter), to cause the issuance of a Letter of Credit in support of, a portion of the principal amount of Notes held by such holder of Notes on the date of closing of such transaction (the "Delivery Date"). The Required Offer shall specify whether the Company intends to make the prepayment in respect of the Note as to which such offer is accepted (and any additional prepayment or Letter of Credit issuance that may result from the acceptance of any subsequent Required Reoffer relating thereto) in cash or, within the time period described in the preceding sentence, to cause the issuance of a Letter of Credit pursuant to paragraph 4F(1) as support for the Secured Amount of such Note. The amount of the prepayment required to be made by, or the Letter of Credit required to be issued for the account of, the Company to each holder of Notes that has accepted the Required Offer shall be equal to (x) the lesser of the Net Proceeds Amount with respect to such Required Offer Event and the difference between $270,000,000 and the sum of the Net Proceeds Amounts in respect of all other Required Offer Events, if any, as to which a Required Prepayment has previously been made multiplied by
(y) 0.054 multiplied by (z) a fraction the numerator of which is the aggregate outstanding principal amount of Notes held by such holder (or its predecessor in interest) as of the Effective Date and the denominator of which is aggregate outstanding principal amount of all Notes as of the Effective Date.

                  4E(2) Required Reoffers. Ten (10) days following the Required Offer other than in the case of a Small Asset Sale (in which case, two (2) Business Days following) and the sale of the stock of WGRS and the Giddings Facility (as to which sales no formal Required Reoffers shall be required but shall be deemed nevertheless to have been given), the Company shall notify the holder of each Note whether any Senior Debt Holder, other than the holder of a Note, is not to receive a prepayment in the amount of its Ratable Portion of the Net Proceeds Amount in respect of the Senior Debt held by it. If any holder of Senior Debt is not to receive such a prepayment (whether because no such prepayment is required to be made to it by the terms of the document under which such Senior Debt is issued, because such holder has declined an offer of prepayment or otherwise), a portion of all such prepayments not made to other Senior Debt Holders (the "Reoffered Amount") shall be offered by the Company (a "Required Reoffer") in such notice, either for prepayment or the issuance of a Letter of Credit in support of the Secured Amount thereof on the Delivery Date, to the holder of each Note in an amount equal to (x) the Reoffered Amount multiplied by (y) a fraction the numerator of which is 0.054 and the denominator of which is 0.054 plus the Ratable Portions of all Senior Debt Holders that have received a prepayment in respect of the Senior Debt held by them by application of the Net Proceeds Amount with respect to the relevant Required Offer Event multiplied by (z) a fraction the numerator of which is the principal amount of the Note held by such holder (or its predecessor in interest) as of the Effective Date and the denominator of which is the aggregate outstanding principal amount of all Notes as of the Effective Date.

                  4E(3) Acceptance or Rejection. A holder of Notes may accept a Required Offer by causing an irrevocable written notice of such acceptance to be delivered to the Company, at the address provided by the Company pursuant to paragraph 11J, during the period commencing with the date of such Required Offer and ending two (2) Business Days prior to the date of the closing of the transaction in the case of a Required Offer Event arising from a Small Asset Sale and ending ten (10) days after the receipt of such Required Offer by such holder in all other cases. Two (2) Business Days prior to the Delivery Date the Company shall deliver to the holder of each Note a certificate of an Authorized Officer of the Company specifying: (i) the Delivery Date; (ii) the amount of principal that is to be prepaid, or the Secured Amount of the Letter of Credit that is to be delivered, to such holder on the Delivery Date;
(iii) the interest due on such principal amount (if any) that is to be prepaid, accrued to the Delivery Date; (iv) the Credit Fees due on such principal amount (if any) that is to be prepaid, accrued to the Delivery Date; (v) any applicable Yield-Maintenance Amount due on such principal amount (if any) that is to be prepaid, calculated as of the Delivery Date (to the extent Yield-Maintenance Amount is required by paragraph 4E(4)(iii)); (vi) that the conditions of paragraphs 4E(1) and 4E(2) have been fulfilled; and (vii) in reasonable detail, the respective types of transactions, closing dates, Gross Proceeds Amounts and Net Proceeds Amounts in respect of the Required Offer Event giving rise to the Required Offer and, if applicable, the Required Reoffer. On the Business Day next preceding the Delivery Date, the Company shall transmit by facsimile and by overnight courier to the holder of each Note to be prepaid the calculation of the Yield-Maintenance Amount, if any, to be due on such Delivery Date. In the event that the holder of a Note shall reject a Required Offer or a Required Reoffer, such Note shall continue to bear interest at the rate and to be subject to the Credit Fees and Yield - Maintenance Amount to which outstanding principal in respect of the Notes for all purposes is otherwise subject. A failure by any holder of Notes to respond to any Required Offer shall be deemed to constitute an acceptance of such Required Offer by such holder. A failure by any holder of Notes to respond to any Required Reoffer shall be deemed to constitute a rejection of such Required Reoffer by such holder. In case of the Required Offers and Required Reoffers deemed to have been made in connection with the sale of the stock of WGRS and the Giddings Facility (i) the Variable Annuity Life Insurance Company, American General Life Insurance Company and American General Life and Accident Insurance Company shall be deemed to have accepted such Required Offers and to have rejected such Required Reoffers and (ii) First Allmerica Financial Life Insurance Company and Allmerica Financial Life Insurance and Annuity Company shall be deemed to have rejected such Required Offers and such Required Reoffers.

                  4E(4) Required Prepayment. Each prepayment of principal in respect of Notes that is to be made pursuant to any provision in this paragraph 4E (a "Required Prepayment") shall be at 100% of the principal amount of such Notes, together with (i) the interest due thereon accrued to the Delivery Date,
(ii) the Credit Fees due thereon accrued to the Delivery Date and (iii) any applicable Yield-Maintenance Amount calculated as of the Delivery Date (treating the Delivery Date as the Settlement Date), except that any prepayment made pursuant to a Required Reoffer shall be made without any Yield-Maintenance Amount if and only if no other Senior Debt Holder that has received or is receiving a prepayment in respect of the Senior Debt held by it as the result of a Required Reoffer receives any premium, yield-maintenance, make-whole, breakage costs, fees or other similar amounts. The Required Prepayment shall be made on the Delivery Date.

            4F. Issuance of Letters of Credit.

                  4F(1) In Lieu of Prepayment. If the Delivery Date with respect to any Required Offer Event is to occur on or prior to August 12, 2000, as provided in paragraph 4E(1) the Company, instead of offering to make prepayments in respect of the Notes, at its option may cause separate Letters of Credit to be issued for the benefit of the holders of the Notes that have accepted such offer. If the Company does not elect to cause the issuance of such Letters of Credit or, after having made such election fails to cause the issuance of such Letters of Credit on or prior to the Delivery Date, the Company itself shall pay make the Required Prepayment on such Delivery Date together with all amounts required to be paid by it on such date pursuant to paragraph 4E(4).

                  4F(2) Election by the Company at any Time. (a) At any time, upon at least five (5) Business Days' notice, the Company may cause the issuance to the holders of all Notes of Letters of Credit in stated amounts equal to the respective principal amounts of the Notes or, in the case of each Note, and subject to satisfaction of the remaining conditions of this paragraph 4F(2), such lesser principal amount as is equal to the lesser of (x) the outstanding principal amount of such Note and (y) $500,000 or any integral multiple of $100,000 in excess thereof. If a Letter of Credit is issued as to any Note, Letters of Credit shall be issued as to all Notes, in stated amounts that are in the same proportion to one another as are the outstanding principal balances of the Notes. No Letter of Credit may be issued pursuant to this paragraph 4F(2) in place of a Letter of Credit issued, or to be issued, pursuant to paragraph 4F(1).

      (b) If the Company shall desire to cause the issuance of Letters of Credit in Stated Amounts that are less than the respective principal amounts of the Notes, prior to the issuance of such Letters of Credit the Company shall execute such documentation and to take such actions, in each case at the sole cost and expense of the Company, as the Required Holders may request in order to create a separate series of Notes to represent the aggregate principal amount of the Notes that is equal to the aggregate Stated Amount of all such Letters of Credit and to obtain a separate private placement number for such series.

                  4F(3) Terms of Letters of Credit. (a) Each Letter of Credit issued for the account of the Company pursuant to paragraph 4F(1) shall be in the amount determined pursuant to the last sentence of paragraph 4E(1).

      (b) The Beneficiary shall be entitled to present a sight draft under the Letter of Credit issued to it pursuant to paragraph 4F(1) or 4F(2) upon the occurrence of any of the following events or conditions: (i) the issuing bank at any time fails to satisfy the Required Ratings; (ii) a Default under either or both of clauses (i) and (ii) of paragraph 7A occurs; (iii) an Event of Default occurs; (iv) the date of such drawing is not more than 30 days prior to the then current expiry date of the Letter of Credit; or (v) in the case of a Letter of Credit issued prior to October 1, 2000 pursuant to paragraph 4F(1), at any time on or after October 1, 2000.

      (c) If the Beneficiary of any Letter of Credit shall desire to transfer less than the entire Stated Amount thereof in connection with its transfer of less than the entire principal amount of the Note that corresponds to such Stated Amount and the issuer of such Letter of Credit will not permit a partial transfer thereof, upon request of such Beneficiary the Company, at its sole cost and expense, shall promptly cause the issuance of separate Letters of Credit to such Beneficiary and its designated transferee in order to effectuate such partial transfer.

                  4F(4) Payments by the Company; Company Remains Liable. The Company shall remain unconditionally liable for the payment of the Secured Amount in respect of a Note until it is paid pursuant to a drawing under the relevant Letter of Credit or is paid by the Company. The Secured Amount, to the extent not paid under the Letter of Credit securing such Secured Amount or paid by the Company itself to the Beneficiary, shall remain outstanding as principal and shall continue to be entitled to the benefits of this Agreement, the Pledge Agreements and the Guaranties and shall continue to bear interest at the rate, and to be subject to the Second Credit Fee (but not the First Credit Fee) and Yield-Maintenance Amount, to which outstanding principal in respect of the Notes for all purposes is otherwise subject. So long as the Letter of Credit is outstanding, the Company shall continue to pay interest and the Second Credit Fee (but not the First Credit Fee) in respect of the Secured Amount at the times and in the manner provided in this Agreement. In addition, if a draft drawn under a Letter of Credit in accordance with paragraph 4F(3)(b) is not paid on the date when payment of such draft is to be made pursuant to the terms of such Letter of Credit, the Secured Amount shall be subject to the First Credit Fee from and after such date. If a Beneficiary should draw the Secured Amount under a Letter of Credit in accordance with paragraph 4F(3)(b) and regardless of whether the issuer of the Letter of Credit shall honor such draft, such Beneficiary shall be entitled to receive, and the Company shall pay to such Beneficiary within three (3) Business Days following notice from such Beneficiary, the unpaid accrued interest and Second Credit Fees and any Yield-Maintenance Amount (which shall be determined as though the date of payment by the Company were the Settlement Date with respect thereto) on the Secured Amount to which such Beneficiary would be entitled pursuant to this Agreement if a prepayment of the Secured Amount in respect of which such Letter of Credit was established had been made by the Company on the date of such payment by the Company and also, if the issuer of the Letter of Credit shall not have honored such draft, the First Credit Fees with respect to such Secured Amount for the period from and including the date of such drawing to but not including the date of payment by the Company. Any amount paid to a Beneficiary by the issuing bank under a Letter of Credit shall be applied by such Beneficiary in satisfaction of the same amount of principal outstanding under the Note held by such Beneficiary.

PARAGRAPH 5. AFFIRMATIVE COVENANTS.

            5. Affirmative Covenants. So long as any Note shall remain unpaid, the Company covenants that:

            5A. Financial Statements. The Company will deliver to the holder of each Note in duplicate:

            (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a consolidating and consolidated statement of operations and statement of cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iv) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements if such Quarterly Report contains such financial statements;

            (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a consolidating and consolidated statement of operations and statement of cash flows of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Holder(s) and, as to the consolidated statements, certified to the Company by independent public accountants of recognized national standing selected by the Company whose certificate shall be in scope and substance reasonably satisfactory to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (iv) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements if such Annual Report contains such financial statements;

            (iii) as soon as practicable, and in any event within 105 days after the end of each fiscal year of MIGC, complete consolidated and consolidating (if applicable) financial statements of each of MIGC, MGTC and any other Subsidiary that owns or operates pipelines subject to state or federal rate regulation and has annual revenues in excess of $5,000,000, together with all notes thereto, prepared in reasonable detail in accordance with regulations promulgated by the Federal Energy Regulatory Commission in the case of MIGC and regulations promulgated by the Wyoming Public Service Commission in the case of MGTC, together with an opinion regarding MIGC, based on audits using generally accepted auditing standards, of independent certified public accountants of recognized national standing stating that such consolidated financial statements have been so prepared; such consolidated financial statements shall contain a balance sheet as of the end of such fiscal year and statements of operations and cash flows, and of changes in stockholders' equity for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year;

            (iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, press releases, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

            (v) prior to April 30 in each year, a projection of the consolidated cash flows of the Company, its Subsidiaries and the joint ventures in which the Company or its Subsidiaries has an investment for the current fiscal year, in the form of Exhibit F attached hereto;

            (vi) as soon as delivered to such Persons, all other reports, statements and notices delivered to (a) the agent, or the other lenders under the NationsBank Agreement or (b) if the NationsBank Agreement is no longer in effect, the lenders under the Company's major bank credit facility;

            (vii) as soon as practicable after receipt thereof, a copy of each other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company at any time during which the Company is not required to file periodic reports with the Securities and Exchange Commission pursuant to section 13 or 15(d) of the Exchange Act; and

            (viii) with reasonable promptness, such other information as the holder of any Note may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to the holder of each Note an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(l), 6A(2), 6A(3), 6A(4), 6A(5), 6A(6), 6A(7), 6B, 6C(l), 6C(2), 6C(3), 6C(4), 6C(5), 6C(6)
and 6C(7), and each Financial Covenant incorporated herein by virtue of paragraph 6E(3), and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause
(ii) above, the Company will deliver to the holder of each Note a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

            The Company also covenants that forthwith upon the chief executive officer, chief financial officer, Vice President-Finance, Executive Vice President-General Counsel, Treasurer or President of the Company obtaining knowledge of an Event of Default or Default, it will deliver to the holder of each Note an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

            5B. Inspection of Property. The Company will permit any Person designated by the holder of any Note in writing, at such holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries while accompanied by personnel of the Company or a Subsidiary, to examine the corporate or similar books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such persons with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request, provided, that each Person so designated by any holder to visit and inspect any properties shall, by virtue of such designation, be deemed to have agreed to comply with the Company's on-site safety procedures that are applicable to such properties. If at the time of any such inspection a Default or an Event of Default exists, the Company shall pay all reasonable out of pocket costs incurred by each holder in connection with such inspection.

            5C. Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(l) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured pursuant to such agreements and instruments as shall be approved by the Required Holder(s), and the Company will cause to be delivered to the holder of each Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such property or assets securing the Notes. A violation of paragraph 6C(1) will constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this paragraph 5C.

            5D. Agreement Assuming Liability on Notes. The Company covenants that, if at any time any Person should become liable (as co-obligor, endorser, guarantor or surety), on any other obligation of the Company or any obligation of any Subsidiary (other than (i) obligations incurred in the ordinary course of business evidencing guaranties of gas purchases, transportation fees and construction contracts, (ii) surety bonds, appeal bonds and construction bonds (including bonds necessary for right-of-way condemnation and bonds issuable upon appeals of judgments or in relation to injunctions or temporary restraining orders) incurred in the ordinary course of business, (iii) letter of credit reimbursement obligations with respect to letters of credit issued in the ordinary course of business but not for borrowed money, and (iv) endorsements of negotiable instruments for collection in the ordinary course of business), the Company will, at the same time, cause such Person to deliver to the holder of each Note an agreement as shall be approved by Required Holder(s) pursuant to which such Person becomes similarly liable on the Notes.

            5E. Notice of Material Events. The Company will promptly notify the holder of each Note of (i) any material adverse change in the Company's business, property or assets, financial condition or results of operations or the Company's consolidated business, property or assets, financial condition or results of operations, (ii) the acceleration of the maturity of any Debt owed by the Company or any of its Subsidiaries or any default by the Company or any of its Subsidiaries under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default would have a material adverse effect upon the Company's consolidated business, property or assets, financial condition or results of operations, (iii) any material adverse claim (or any claim of $5,000,000 or more) asserted against the Company or any of its Subsidiaries or with respect to the Company's or any Subsidiary's properties,
(iv) the occurrence of any Termination Event or of any event or condition known to the Company which might adversely affect the enforceability of this Agreement, any Note, any Guaranty or any Pledge Agreement and (v) the filing of any suit or proceeding against the Company or any of its Subsidiaries in which an adverse decision could have a material adverse effect upon the Company's or any Subsidiary's business, property or assets, financial condition or results of operations. Upon the occurrence of any of the foregoing the Company will, and will cause each such Subsidiary to, take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, Event of Default or default, to protect against any such adverse claim, to defend any such suit or proceeding, to remedy any such Termination Event or event affecting enforceability, and to resolve all controversies on account of any of the foregoing.

            5F. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep all material property used or useful in the conduct of its business in good condition and in compliance with all applicable laws, rules and regulations and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

            5G. Maintenance of Existence and Qualifications. The Company will, and will cause each of its Subsidiaries to, maintain and preserve its corporate existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on the business, property or assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

            5H. Insurance. The Company will, and will cause each of its Subsidiaries and each of its Affiliates that is controlled by the Company or its Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations in such amounts covering such risks as is usually carried by companies of similar size as the Company engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary or Affiliate operates.

            5I. Compliance with Agreements and Law. The Company will, and will cause each of its Subsidiaries and each of its Affiliates that is controlled by the Company or its Subsidiaries to, perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. The Company will, and will cause each of its Subsidiaries and each of its Affiliates that is controlled by the Company or its Subsidiaries to, conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles except where noncompliance would not materially adversely affect the business, property or assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

            5J. Compliance with Environmental Laws. The Company will, and will cause each of its Subsidiaries and each of its Affiliates that is controlled by the Company or its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable federal, state and local environmental, or pollution-control laws, regulations, orders and decrees governing, without limitation, the emission of wastewater effluent, solid and hazardous waste and air pollution, and setting forth general environmental conditions together with any other applicable requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and diligently comply with the applicable regulations (except to the extent such regulations are waived by appropriate governmental authorities) of the Environmental Protection Agency or other relevant federal, state or local governmental authority except where noncompliance would not materially adversely affect the business, property or assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. The Company shall not be deemed to have breached or violated the preceding sentence of this paragraph 5J if the Company, any Subsidiary or any Affiliate of the Company is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of any such governmental requirements for which adequate reserves have been established in accordance with generally accepted accounting principles. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES TO INDEMNIFY AND HOLD EACH HOLDER OF NOTES AND THEIR RESPECTIVE OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM ANY LOSS, LIABILITY, CLAIM OR EXPENSES

THAT SUCH HOLDER OR ANY SUCH OFFICER, AGENT OR EMPLOYEE MAY INCUR OR SUFFER AS A RESULT OF A BREACH BY THE COMPANY, ITS SUBSIDIARIES OR AFFILIATES, AS THE CASE MAY BE, OF THIS COVENANT.

            5K. Information Required by Rule 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5K, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

            5L. ERISA. The Company will promptly pay and discharge, and will cause its Subsidiaries promptly to pay and discharge, all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a lien against any of its property and will promptly notify the holder of each Note of (i) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan covering any officers or employees of the Company or of any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC, (ii) receipt of any notice from the PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (iii) its intention to terminate or withdraw from any Plan. The Company will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to the PBGC resulting from such termination or withdrawal.

            5M. Guaranties. The Company will require each Subsidiary, and each entity that would constitute a Subsidiary but for its being organized under the laws of a jurisdiction outside the United States of America, that guarantees any obligations of the Company under the NationsBank Agreement, the Bridge Facility or the Master Shelf Agreement, or under any replacement or refinancing thereof, immediately to execute and deliver a Guaranty to the holder of each Note. The Company will cause each such Subsidiary or other entity to deliver to the holder of each Note, simultaneously with its delivery of such Guaranty, written evidence satisfactory to the Required Holder(s) and their counsel that such Subsidiary or other entity has taken all corporate or similar action necessary to duly approve and authorize its execution, delivery and performance of such Guaranty and other documents which it is required to execute.

            5N. Credit Fees.

                  5N(1) First Credit Fee. The Company shall pay the holder of each Note a credit fee equal to (a) 1.45% per annum of the outstanding principal amount of such Note, excluding the Secured Amount (if any) in respect of such principal amount, during the period beginning January 1, 1999 (with such credit fee accruing as if it had been in effect, continuously, beginning January 1,
1999), through the day on which the Company provides to such holder satisfactory evidence that the Company has received the Minimum Rating and (b) 0.75% per annum of the outstanding principal amount of such Note during the period beginning the day after the Company provides such evidence through the day the Company again shall cease to have the Minimum Rating. If the Company is downgraded below the Minimum Rating after having received the Minimum Rating, the Company shall pay the holder of each Note a credit fee equal to 1.45% per annum of the outstanding principal amount of such Note, excluding the Secured Amount (if any) in respect to such principal amount, during the period beginning the day after the Company loses the Minimum Rating and ending on the day the Company again provides satisfactory evidence to the holder of such Note that the Company has received the Minimum Rating (the credit fees applicable pursuant to the preceding two sentences are referred to herein as the "First Credit Fee"). The First Credit Fee shall be payable quarterly in arrears on the first day of March, June, September and December of each year commencing June 1, 1999 in accordance with paragraph 11A (provided that the First Credit Fee that has accrued from January 1, 1999 through March 31, 1999 shall be paid on the Effective Date), and on the day on which the Company achieves the Minimum Rating, except that if and only so long as the Second Credit Fee is not accruing at the same time as the First Credit Fee, the Company may pay in kind 95 basis points (which number of basis points shall be reduced by the number of basis points by which the "First Credit Fee" payable pursuant to the Master Shelf Agreement exceeds 50 basis points) of any such First Credit Fee that is calculated at the 1.45% per annum level (any amount so paid in kind to the holder of a Note is referred to a the "PIK Amount"). The PIK Amount shall constitute an additional principal amount of Notes in respect of which the Company shall issue and deliver to the holder of each Note a Note (a "PIK Note") in the PIK Amount owing to such holder. If the Company elects to pay in kind any such First Credit Fee that is subject to being paid in kind, the Company shall pay all holders of the Notes in kind and shall pay in kind the entire amount of the First Credit Fee so subject to being paid in kind.

                  5N(2) Second Credit Fee. If the 1999 Action Plan is not completed by June 30, 1999, the Company shall pay the holder of each Note a credit fee, which shall be in addition to the First Credit Fee, equal to 0.55% per annum of the outstanding principal amount of such Note during the period beginning July 1, 1999 and ending on the day on which the Company delivers to the holders of the Notes evidence satisfactory to the Required Holders that the 1999 Action Plan has been completed (such credit fees being referred to herein as the "Second Credit Fee"). The Second Credit Fee shall be payable, in accordance with paragraph 11A, quarterly in arrears on the first day of March, June, September and December of each year, commencing June 1, 1999, and on the day on which the Company delivers to the holders of the Notes evidence satisfactory to the Required Holders that the 1999 Action Plan has been completed.

            5O. Purchase Offer Fees.

                  5O(1) 1995 Notes. If the Company, directly or indirectly, pays or causes to be paid any remuneration, whether by supplemental or additional interest, premium, fee or otherwise, to any Person participating in the Offer to Acquire Notes, other than the payments of principal at par described therein, the Company shall pay, without duplication, ratably according to the respective principal amounts of the 1995 Notes outstanding as of December 31, 1998, the same such remuneration to the holder of each Note and upon the same terms and conditions.

                  5O(2) 1993 Notes. If the Company, directly or indirectly, pays or causes to be paid any remuneration, whether by supplemental or additional interest, premium, fee or otherwise, to any Person participating in the Purchase Offers, other than the payments of principal at par described therein, the Company shall pay, without duplication, ratably according to the respective principal amounts of the 1993 Notes outstanding as of December 31, 1998, the same such remuneration to the holder of each Note that was also the holder of a 1993 Note as of such date and upon the same terms and conditions.

            5P. Pledge of Subsidiary Stock. The Company shall on the earlier of January 3, 2000, if the stock of WGRS has not been sold by December 31, 1999, and the date that is ten (10) days after the day on which the agreement for the sale of stock in WGRS is terminated, pledge under the Company Pledge Agreement all of the issued and outstanding capital stock in WGRS and cause WGRS to execute and deliver a Guaranty to the holder of each Note. The Remaining Holders and the Company agree that all stock and other securities pledged pursuant to the Pledge Agreements, including the stock of WGRS if pledged pursuant to the preceding sentence, will remain subject to the Pledge Agreements until (i) in the case of all such stock and other securities, the Company achieves the Minimum Rating and NationsBank, as agent for the lenders under the NationsBank Agreement, the lender under the Bridge Facility and the holders of the notes under the Master Shelf Agreement have released their security interests in all of such pledged stock and other securities and, provided that no Default or Event of Default exists or would result therefrom, or, in the case only of the stock of WGRS, until (ii) the Company shall deliver to each holder of the Notes a certificate of an Authorized Officer certifying that the Company has sold, at Fair Market Value for cash, all of the stock in WGRS to a Person that is not an Affiliate or a Subsidiary and that no Default or Event of Default exists immediately prior to or after giving effect to such sale. If, however, after any release described in the preceding sentence the Company is downgraded below the Minimum Rating, the Company shall immediately pledge, and cause its Subsidiaries to pledge, all stock or other equity interests in all Guarantors to the holders of the Notes under one or more Pledge Agreements.

            5Q. Year 2000. The Company will promptly notify the holder of each
Note in the event that the Company discovers or determines that any computer application (including those of its suppliers or vendors) that is material to any of the Company's or any of its Subsidiaries' business and operations will not properly function, in and following the year 2000 on a timely basis, except to the extent such failure would not present a material probability of having a material adverse effect on the business, property or assets, financial condition or results of operations of the Company or any of its Subsidiaries.

PARAGRAPH 6. NEGATIVE COVENANTS.

            6. Negative Covenants. So long as any Note shall remain unpaid, the Company covenants that:

            6A. Financial Covenants. The Company will not permit:

                  6A(1) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth at any time from and after January 1, 1999 to be less than the sum of
(i) $300,000,000 plus (ii) an amount equal to 50% of Consolidated Net Earnings subsequent to December 31, 1998 (to the extent such amount is a positive number) plus (iii) an amount equal to 75 % of the net cash proceeds received by the Company from the sale by the Company of any shares of its stock after January 1, 1999;

                  6A(2) Current Ratio. The ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 0.90 to 1.0 at any time. For the purposes of determining compliance with this paragraph 6A(2), (x) "Consolidated Current Liabilities" will be calculated without including any payments of principal of any Funded Debt of the Company which are required to be repaid within one year from the time of calculation and (y) "Consolidated Current Assets" shall include the amount of funds that are available to be borrowed under the NationsBank Agreement, where "available" means, as of the date of determination, the banks parties to the NationsBank Agreement are committed to advance such funds, no default exists under the NationsBank Agreement and all conditions to such banks advancing such funds would be satisfied. The Remaining Holders acknowledge that the Company currently calculates the current ratio only as of the end of each calendar month;

                  6A(3) Total Debt Maintenance. Adjusted Consolidated Debt at any time to exceed (i) from January 1, 1999 through December 31, 2001, 60% of Consolidated Net Tangible Assets, and (ii) from and after January 1, 2002, 55% of Consolidated Net Tangible Assets. In any event, for purposes of determining compliance with this paragraph 6A(3), Adjusted Consolidated Debt shall include without limitation all indebtedness included in determining compliance with the similar covenant in the NationsBank Agreement;

                  6A(4) Senior Debt Maintenance. Adjusted Consolidated Senior Debt at any time to exceed (i) from January 1, 1999 through the earlier of September 30, 1999 and the completion of the 1999 Action Plan, 60% of Consolidated Net Tangible Assets, (ii) from the earlier of October 1, 1999 and the completion of the 1999 Action Plan through March 31, 2002, 40% of Consolidated Net Tangible Assets, and (iii) from and after April 1, 2002, 35% of Consolidated Net Tangible Assets. In any event, for purposes of determining compliance with this paragraph 6A(3), Adjusted Consolidated Senior Debt shall include without limitation all indebtedness included in determining compliance with the similar covenant in the NationsBank Agreement;

                  6A(5) Total Fixed Charge Coverage Ratio. For any fiscal quarter, the ratio of (i) the sum of (a) the Consolidated Net Earnings of the Company for the four immediately preceding fiscal quarters of the Company plus
(b) the Company's consolidated interest expense, excluding any prepayment premiums paid with respect to Funded

Debt of the Company prepaid in calendar years 1999 and 2000, and provision for income taxes, depreciation and amortization for the four immediately preceding fiscal quarters of the Company that were taken into account in determining such Consolidated Net Earnings to (ii) the sum of (a) the Company's accrued consolidated interest expense, excluding any prepayment premiums paid with respect to Funded Debt of the Company prepaid in calendar years 1999 and 2000, plus, (b) without duplication, capitalized interest, for the four immediately preceding fiscal quarters, to be less than the Total Fixed Charge Coverage Ratio set forth in the table below for the periods opposite such ratio:

        Period                                      Fixed Charge Coverage Ratio
-------------------------------------------------------------------------------
January 1, 1999 through March 31, 1999                         1.75 to 1.00
-------------------------------------------------------------------------------
April 1, 1999 through June 30, 1999                            1.75 to 1.00
-------------------------------------------------------------------------------
July 1, 1999 through September 30, 1999                        1.75 to 1.00
-------------------------------------------------------------------------------
October 1, 1999 through December 31, 1999                      2.00 to 1.00
-------------------------------------------------------------------------------
January 1, 2000 through March 31, 2000                         2.25 to 1.00
-------------------------------------------------------------------------------
April 1, 2000 through June 30, 2000                            2.25 to 1.00
-------------------------------------------------------------------------------
July 1, 2000 through September 30, 2000                        2.50 to 1.00
-------------------------------------------------------------------------------
October 1, 2000 through December 31, 2000                      2.50 to 1.00
-------------------------------------------------------------------------------
January 1, 2001 through March 31, 2001                         2.75 to 1.00
-------------------------------------------------------------------------------
April 1, 2001 through June 30, 2001                            3.00 to 1.00
-------------------------------------------------------------------------------
July 1, 2001 through September 30, 2001                        3.25 to 1.00
-------------------------------------------------------------------------------
October 1, 2001 through December 31, 2001                      3.50 to 1.00
-------------------------------------------------------------------------------
January 1, 2002 and thereafter                                 3.75 to 1.00
-------------------------------------------------------------------------------

                  6A(6) Senior Fixed Charge Coverage Ratio. For each fiscal quarter of the Company, the ratio of (i) the sum of (a) the Consolidated Net Earnings of the Company for the four immediately preceding fiscal quarters of the Company plus (b) the Company's consolidated interest expense, excluding any prepayment premiums paid with respect to Funded Debt of the Company prepaid in calendar years 1999 and 2000, and provision for income taxes, depreciation and amortization for the four immediately preceding fiscal quarters of the Company that were taken into account in determining such Consolidated Net Earnings to
(ii) the sum of (a) the Company's accrued consolidated interest expense, excluding any prepayment premiums paid with respect to Funded Debt of the Company prepaid in calendar years 1999 and 2000, plus, (b) without duplication, capitalized interest for Senior Debt for the four immediately preceding fiscal quarters, to be less than the Senior Fixed Charge Coverage Ratio set forth in the table below for the periods opposite such ratio:

        Period                                Senior Fixed Charge Coverage Ratio
--------------------------------------------------------------------------------
January 1, 1999 through March 31, 1999                      1.75 to 1.00
--------------------------------------------------------------------------------
April 1, 1999 through June 30, 1999                         1.75 to 1.00
--------------------------------------------------------------------------------
July 1, 1999 through September 30, 1999                     1.75 to 1.00
--------------------------------------------------------------------------------
October 1, 1999 through December 31, 1999                   2.25 to 1.00
--------------------------------------------------------------------------------
January 1, 2000 through March 31, 2000                      2.25 to 1.00
--------------------------------------------------------------------------------
April 1, 2000 through June 30, 2000                         3.00 to 1.00
--------------------------------------------------------------------------------
July 1, 2000 through September 30, 2000                     3.50 to 1.00
--------------------------------------------------------------------------------
October 1, 2000 through December 31, 2000                   4.00 to 1.00
--------------------------------------------------------------------------------
January 1, 2001 through March 31, 2001                      4.50 to 1.00
--------------------------------------------------------------------------------
April 1, 2001 through June 30, 2001                         4.75 to 1.00
--------------------------------------------------------------------------------
July 1, 2001 through September 30, 2001                     5.00 to 1.00
--------------------------------------------------------------------------------
October 1, 2001 through December 31, 2001                   5.25 to 1.00
--------------------------------------------------------------------------------
January 1, 2002 and thereafter                              5.50 to 1.00
--------------------------------------------------------------------------------

                  6A(7) Senior Debt to EBITDA. As of any date of determination
(i) from the date on which the 1999 Action Plan is completed through December 31, 1999, the ratio of Senior Debt to EBITDA for the period of four fiscal quarters most recently ended to be greater than 4.50 to 1.00 and (ii) from and after January 1, 2000, the ratio of Senior Debt to EBITDA for the period of four fiscal quarters most recently ended to be greater than 4.00 to 1.00.

            6B. Dividend Limitation. The Company will not make any Restricted Payment except out of Consolidated Net Earnings Available for Restricted Payments and unless n o Default or Event of Default exists before such Restricted Payment is made and no Default or Event of Default would exist immediately after such Restricted Payment is made. In addition, the Company will not make any Restricted Payment with respect to its common stock after June 30, 1999 if the 1999 Action Plan has not been completed on or before June 30, 1999. If the Company is required to cease making Restricted Payments with respect to its common stock because of the previous sentence and completes the 1999 Action Plan after June 30, 1999, the Company can thereafter resume making Restricted Payments to the extent it complies with the first sentence of this paragraph 6B.

            6C. Lien, Debt, and Other Restrictions. The Company will not and will not permit any Subsidiary to:

                  6C(1) Liens. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Paragraph 5C), except

                  (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

                  (ii) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets (including landlord liens) that are not incurred in connection with the borrowing of money or the obtaining of advances or credit or guaranteeing the obligations of a Person, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                  (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Wholly Owned Subsidiary,

                  (iv) Liens on property of the Company or any Subsidiary
            described in Schedule 6C(2) attached hereto, existing as of November 29, 1995 and securing Debt permitted by subclause (a) of clause (ii) of paragraph 6C(2),

                  (v) in the case of transactions that occur after the date
            hereof, Liens existing on any real property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed on property at the time of acquisition by the Company or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof, provided that (a) such property is not or shall not thereby become encumbered in any amount in excess of the lesser of the cost thereof or Fair Market Value thereof and (b) any such Lien shall not encumber any other property of the Company or such Subsidiary,

                  (vi) Liens on deposit and other bank accounts of the Company created by the right of a lender party to the NationsBank Agreement or the Bridge Facility to offset obligations of the Company owing thereunder against such accounts, if, and only if, there is no agreement between any such lender and the Company which requires the Company to maintain any deposit or other funds in any account with such lender other than as provided in clause (vii) below,

                  (vii) Liens on deposits of the Company under the NationsBank
            Agreement to secure the face amount of outstanding letters of credit issued pursuant to the NationsBank Agreement,

                  (viii) other Liens on the property of the Company, and

                  (ix) Liens created pursuant to pledge agreements described in paragraph 3G, but in each case only so long as the Intercreditor Agreement is in effect and Pledge Agreements covering the same collateral have been delivered to the holders of the Notes,

provided that the aggregate amount of Debt secured by Liens permitted by clauses
(iv), (v) and (viii), together with the amount of undrawn letters of credit subject to the obligation to provide deposits referred to in clause (vii), whether or not such deposits have been provided, does not exceed at any time an amount in excess of 5% of Consolidated Tangible Net Worth.

                  6C(2) Debt. Create, incur, assume or suffer to exist any Debt, except

                  (i) Debt of the Company represented by the Notes,

                  (ii) (a) Debt of the Company or any Subsidiary to third
            parties described in Schedule 6C(2) attached hereto and existing as of November 29, 1995, which shall not be renewed, extended or permitted to remain outstanding after the stated maturities thereof,
            (b) Debt of the Company or any Subsidiary to third parties secured by Liens permitted by the provisions of clauses (v) and (viii) of paragraph 6C(l) and (c) the amount of undrawn letters of credit permitted by clause (vii) of paragraph 6C(1), provided that the aggregate amount of the Debt described in this clause (ii) of paragraph 6C(2) does not exceed at any time an amount equal to 5% of Consolidated Tangible Net Worth,

                  (iii) Debt of any Subsidiary to the Company or any other
            Wholly Owned Subsidiary, and Debt of the Company to any Subsidiary, in each case arising from an extension of credit, advance or loan permitted by clause (ii) of paragraph 6C(7),

                  (iv) other Debt of the Company not prohibited by 6A(3) or
            6A(4), and

                  (v) Debt of the Guarantors represented by the Existing
            Guaranties, the Guaranties, and Subordinated Debt Guaranties;

                  6C(3) Limitation on Investments and New Businesses. (i) Make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business (which shall be deemed to include expenditures, commitments, obligations and transactions permitted by clause (iii) or clause (iv) of this paragraph 6C(3)); (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations (which shall be deemed to include electric power generation and marketing and expenditures, commitments, obligations and transactions permitted by clause (iii) or clause (iv) of this paragraph 6C(3)); (iii) make any acquisitions of, capital contributions to, or other investments in, any Persons which exceed in the aggregate $500,000 other than (a) capital contributions to and investments in Wholly Owned Subsidiaries, (b) acquisitions of equity in corporations or partnerships having as their primary business gas processing, transmission and gathering, oil and gas production and storage or gas marketing and related activities or electric power generation and marketing which do not exceed in the aggregate 10% of Consolidated Net Tangible Assets and (c) deposits with, investments in, obligations of and time deposits in any domestic bank or domestic branches of foreign banks which, at the time such deposit or investment is made, are rated A or better by S&P or Moody's or B or better by Thompson Bank Watch and investments maturing within one year from the date of acquisition in direct obligations of, or obligations supported by the full faith and credit of, the United States of America; or (iv) make any acquisition or investment in any properties other than gas processing, transmission and gathering facilities, domestic oil and gas properties, gas storage facilities, gas inventory and electric power generation facilities which exceeds $5,000,000; provided, however, that the loans referred to in paragraph 6C(7) may be outstanding.

                  6C(4) Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary except to the Company or another Wholly Owned Subsidiary (except that the Company may sell the stock of WGRS if and only if, notwithstanding any other provision of this Agreement, such sale is made on or prior to December 31, 1999, the Company receives a Net Proceeds Amount of not less than $86,000,000, the Company shall make a Required Offer to the holders of the Notes in the amount of at least 5.40% of such Net Proceeds Amount pursuant to paragraph 4E(1), and no Default or Event of Default shall have occurred and be continuing at the time of such sale or after giving effect thereto), and except that all shares of stock and Debt of any Subsidiary (other than WGRS) at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold, provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of, or any other continuing investment in, any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4)), or any shares of stock or Debt of the Company, and provided further that (i) the assets of such Subsidiary together with (ii) the assets of all other Subsidiaries the stock or Debt of which was sold or otherwise disposed of in the preceding 12-month period (including the assets of WGRS, if the stock of WGRS is sold) and (iii) the assets (including the Edgewood Facility and the Giddings Facility, if the Giddings Facility is sold) of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of pursuant to clause (v) of paragraph 6C(5) in the preceding 12-month period (in each transaction measured by the greater of book value or Fair Market Value), do not represent more than 15% of

Consolidated Net Tangible Assets as reflected on the most recent annual or quarterly consolidated balance sheet, or for so long as such assets do represent more than 15% of such Consolidated Net Tangible Assets, such assets, in the case of the Company and the other Related Persons, consist solely of the shares of WGRS, the Giddings Facility, the Edgewood Facility, equipment that is worthless or obsolete or that is replaced by equipment of equal suitability and value, inventory that is sold in the ordinary course of business and other assets or property that is sold in arm's-length transactions to third parties that are not Affiliates and are sold for fair consideration not in the aggregate in excess of $20,000,000 during any fiscal year of the Company.

                  6C(5) Merger and Sale of Assets. Merge or consolidate with or into any other Person or sell, convey, lease, transfer or otherwise dispose of all or any part of its assets, except that:

                  (i) (a) any Subsidiary may merge with the Company (provided, that the Company shall be the continuing or surviving corporation) and (b) any Subsidiary may merge with a Wholly Owned Subsidiary (provided that the Wholly Owned Subsidiary shall be the continuing or surviving corporation),

                  (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or to a Wholly Owned Subsidiary,

                  (iii) the Company may merge with any other corporation,
            provided that (a) the Company shall be the continuing or surviving corporation, and (b) immediately after giving effect to such merger no Event of Default or Default shall exist,

                  (iv) any non Wholly Owned Subsidiary may merge or consolidate with any other corporation, provided, that immediately after giving effect to such merger or consolidation (a) the continuing or surviving corporation of such merger or consolidation shall constitute a Subsidiary, and (b) no Event of Default or Default shall exist,

                  (v) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to any Person, provided, that
            (a) such assets together with (b) all other assets of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of during the preceding 12 month period (including the Edgewood Facility and the Giddings Facility if the Giddings Facility is
            sold), and (c) the assets of all Subsidiaries (including the assets of WGRS if the stock of WGRS is sold) the stock or Debt of which has been sold or otherwise disposed of during the preceding 12-month period pursuant to the second proviso of paragraph 6C(4) (in each transaction measured by the greater of book value or Fair Market Value), do not represent more that 15% of Consolidated Net Tangible Assets as reflected on the most recent annual or quarterly consolidated balance sheet, or for so long as such assets do represent more than 15% of such Consolidated Net Tangible Assets, such assets, in the case of the Company and the other Related Persons, consist solely of the shares of WGRS, the Giddings Facility, the Edgewood Facility, equipment that is worthless or obsolete or that is replaced by equipment of equal suitability and value, inventory that is sold in the ordinary course of business and other assets or property that is sold in arm's-length transactions to third parties that are not Affiliates and are sold for fair consideration not in the aggregate in excess of $20,000,000 during any fiscal year of the Company,

                  (vi) the Company may merge into or consolidate with any
            solvent corporation if (x) the surviving corporation is a corporation organized under the laws of any State of the United States of America, (y) such corporation shall expressly assume by an agreement satisfactory in substance and form to the Required Holder(s) (which agreement may require the delivery in connection with such assumption of such opinions of counsel as the Required Holder(s) may reasonably require), all of the obligations of the Company under this Agreement and the Notes, including all covenants herein and therein contained, and such successor or acquiring corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto (it being agreed that such assumption shall, upon the request of the holder of any outstanding Note and at the expense of such successor corporation, be evidenced by the exchange of such Note for another Note executed by such successor corporation, with such changes in phraseology and form as may be appropriate but in substance of like terms as the Note surrendered for such exchange and of like unpaid principal amount, and that each Note executed pursuant to paragraph 11E after such assumption shall be executed by and in the name of such successor corporation) and (z) after giving effect to such merger or consolidation no Event of Default or Default shall exist,

                  (vii) the Company and any Subsidiary may sell or otherwise dispose of inventory in the ordinary course of business, and

                  (viii) the Company may sell the Giddings Facility, if and only if, notwithstanding any other provision of this Agreement, such sale is consummated on or before December 31, 1999 for a Net Proceeds Amount of not less than $30,000,000, the Company shall have made a Required Offer to the holders of the Notes in the amount of at least 5.40% of such Net Proceeds Amount pursuant to paragraph 4E(1), and no Default or Event of Default shall have occurred and be continuing at the time of such sale or after giving effect thereto.

                  6C(6) Lease Rentals. Except for oil, gas and mineral leases or permits or similar agreements entered into in the ordinary course of business, and except for leases for transportation equipment, including over-the-road trucks and tankers, data processing and other office equipment used in the ordinary course of business, enter into or permit to remain in effect, any agreements to rent or lease (as lessee) any real or personal property for terms (including options to renew or extend any term, whether or not exercised) of more than three years if after giving effect thereto the aggregate amount of all sums payable in any fiscal year by the Company and all Subsidiaries under all such leases would exceed $4,000,000.

                  6C(7) Limitation on Credit Extensions. Extend credit, make advances or make loans other than (i) normal and prudent extensions of credit in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (ii) loans from Wholly Owned Subsidiaries to the Company, and loans from Wholly Owned Subsidiaries or the Company to any Subsidiary, in each case made in the ordinary course of business and, in the case of loans from Wholly Owned Subsidiaries that have not executed a Guaranty which are made to the Company or to a Subsidiary that has executed a Guaranty, subordinated to the principal of, interest on, Credit Fees and Yield-Maintenance Amount, if any, with respect to the Notes, and (iii) loans made by the Company to its employees pursuant to the Stock Option Agreements; provided that the aggregate amount of all such loans permitted by this clause (iii) outstanding at any time shall not exceed $10,000,000.

                  6C(8) Contracts; Take-or-Pay Agreements. Enter into any "take-or-pay" contract or other contra ct which requires it to pay for oil, gas, other hydrocarbons or other minerals prior to taking delivery thereof, provided that the Company may enter into such contracts so long as the aggregate maximum direct and contingent liability of the Company under such contracts does not exceed $500,000 at any one time, and provided further that the Company may enter into contracts with gas producers requiring the Company to make payments if the Company has not connected the producer's well to the Company's gathering system within a specified period of time, so long as the maximum direct or contingent liability of the Company under such contract does not exceed $500,000. The Company and its Subsidiaries may enter into: (a) Short Hedge Futures to sell natural gas or liquid hydrocarbons or to offset a Long Hedge Future; and (b) Long Hedge Futures to purchase natural gas or liquid hydrocarbons or to offset a Short Hedge Future; provided, however, that at the time of entering into a Short Hedge Future, the Company shall own and have available to it sufficient amounts of natural gas or liquid hydrocarbons, as the case may be, or shall own pursuant to firm contracts to deliver natural gas or liquid hydrocarbons, as the case may be, pursuant to such Short Hedge Future; provided, further, that at the time of entering into a Long Hedge Future, the Company shall have sufficient agreements from Counterparties to purchase natural gas or liquid hydrocarbons, as the case may be, from the Company so that the Company can resell natural gas or liquid hydrocarbons, as the case may be, delivered pursuant to such Long Hedge Future.

                  6C(9) Sale or Discount of Receivables. Sell with recourse, or discount (other than to the extent of finance and interest charges included therein) or otherwise sell for less than face value thereof, any of its notes or accounts receivable except notes or accounts receivable the collection of which is doubtful in accordance with generally accepted accounting principles.

                  6C(10) Guaranties. Enter into or be party to:

                  (i) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, or

                  (ii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

                  (iii) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

                  (iv) any other contract that is a guaranty, an endorsement or another form of contingent liability in respect of the obligations, stock or dividends of any Person or that, in economic effect, is substantially equivalent to a guaranty (other than the guaranties permitted by clause (v) of paragraph 6C(2)); provided, that the foregoing provisions shall not apply to endorsements of negotiable instruments for collection in the ordinary course of business;

provided, that, notwithstanding the foregoing, any contract of the type specified in any of the provisions of this paragraph 6C(10) shall be permitted if the obligations of the Company thereunder constitute Debt of the type described in clause (iv) of the definition thereof and such Debt is permitted by the Debt limitations contained in paragraphs 6A(3) and 6A(4).

            6C(11) Transactions With Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate, (ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) or (ii) of this paragraph 6C(11), provided that the Company may sell to, or purchase (within the limitations of paragraph 6B) from, any such Person shares of the Company's stock and except for transactions that are otherwise permitted by this Agreement and that are in the ordinary course of the Company's or a Subsidiary's business, and are also upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            6C(12) Panhandle Joint Venture Debt. Permit the Panhandle Joint Venture to create, incur, assume or suffer to exist any Debt.

            6C(13) Certain Matters Relating to Subordinated Debt. (i) Make any payment in respect of principal of, or purchase, redeem or otherwise retire, any Subordinated Debt (including, without limitation, by the making of payments by Subsidiaries under Subordinated Guaranties) if a Default or an Event of Default at the time exists or would result therefrom, or (ii) issue, create or incur any Subordinated Debt if a "Default" (as such term is defined in the NationsBank Agreement) at the time exists or would result therefrom.

            6D. Issuance of Stock by Corporate Subsidiaries. The Company covenants that it will not permit any Subsidiary to issue, sell or dispose of any shares of its stock of any class except to the Company or a Wholly Owned Subsidiary, and except to the extent that holders of minority interests may be entitled to purchase stock by reason of preemptive rights.

            6E. Other Agreements.

                  6E(1) Modifications. The Company will not amend or modify any term or provision of the Master Shelf Agreement, the NationsBank Agreement or the Bridge Facility, including but not limited to, an amendment or modification so as to change to an earlier date the date on which any payment of principal is to be made thereunder, (ii) any provision of the NationsBank Agreement so as to shorten the duration or increase the amount of any commitment thereunder, or
(iii) any provision of the Master Shelf Agreement so as to increase the principal amount outstanding thereunder or to change to an earlier date the date on which any payment of principal is to be made thereunder; provided, that the Company may increase the interest rate or fees payable under or with respect to the Master Shelf Agreement, the Bridge Facility or the NationsBank Agreement if the Company complies with the other provisions of this Agreement, including, without limitation, paragraph 6E(3).

                  6E(2) Conflicting Provisions. The Company will not and will not permit any of its Subsidiaries to enter into or permit to exist any agreement to which any such entity is a party or by which any such entity is bound (i) which would cause a Default or Event of Default hereunder, (ii) which contains any provision which would be violated or breached by the performance of the obligations of the Company and its Subsidiaries under this Agreement, any Guaranty, any Pledge Agreement or any other agreement, document, instrument or writing executed in connection therewith or (iii) which contains any provision that attempts to modify, amend or restrict any of the rights or remedies of the holders of the Notes hereunder or under the Intercreditor Agreement, the Notes, the Guaranties or the Pledge Agreements. The Company will not and will not permit any of its Subsidiaries to enter into or suffer to exist any contractual obligation, other than this Agreement, the Guaranties and the Pledge Agreements, which restricts the ability (i) of the

Company to make any prepayments of the Notes required under this Agreement, (ii) of the Company to make any payments required under this Agreement or of any Subsidiary to make any payments required under any Guaranty, (iii) of any Subsidiary to make any dividends or distributions to the Company or a Wholly Owned Subsidiary, (iv) of any Subsidiary to otherwise transfer any of its property or assets to the Company or a Wholly Owned Subsidiary, (v) of any Subsidiary to make any payments in respect of Debt owed by a Subsidiary to the Company or a Wholly Owned Subsidiary, or (vi) of any Subsidiary to make any loan, advance or extension of credit to the Company or a Wholly Owned Subsidiary.

                  6E(3) Most Favored Lender. The Company will not and will not permit any Subsidiary to:

            (i) enter into any indenture, agreement or other instrument under which the Company could issue or permit to remain outstanding Debt, other than Subordinated Debt, in an aggregate principal amount greater than $10,000,000 (a "Restricted Agreement"), or

            (ii) agree to any amendment, waiver, consent, modification, refunding, refinancing or replacement of the Master Shelf Bank Agreement, the NationsBank Agreement, the Bridge Facility or any other Restricted Agreement, in either case with terms the effect of which is to

                  (a) include a Financial Covenant which is not contained in this Agreement, or

                  (b) revise or alter any Financial Covenant contained therein the effect of which is to increase or expand the restriction on any Company or any Subsidiary,

      unless the Company concurrently incorporates herein such additional, altered or revised Financial Covenant. The incorporation of each such additional Financial Covenant is hereby deemed to occur automatically and concurrently by reason of the execution of this Agreement without any further action or the execution of any additional document by any of the parties to this Agreement. Without limiting the foregoing and in addition thereto, neither any Company nor any Subsidiary nor any Affiliate, directly or indirectly, will offer any economic inducement to the holder of any note under the Master Shelf Agreement, to any lenders party to the NationsBank Agreement, to NationsBank as lender under the Bridge Facility or to any other Person who is a party to any other Restricted Agreement for the purpose of inducing such holder, lender or other Person to enter into any waiver of any event of default under the Master Shelf Agreement, the NationsBank Agreement, the Bridge Facility or such other Restricted Agreement or any event which with the lapse of time or the giving of notice, or both, would constitute such an event of default, unless the same such economic inducement has been concurrently offered and (unless such waiver required hereunder is not granted hereunder) paid on a pro-rata basis to all of the holders of the Notes if a similar waiver is required hereunder or if such waiver is sought in connection with an issue as to which no waiver is required hereunder because the applicable provisions of this Agreement, on the one hand, and those of the Master Shelf Agreement, the Bridge Facility or the NationsBank Agreement, as the case may be, on the other hand, differ as of the Effective Date (it being understood and agreed that the offering of such economic inducement to the holders of the Notes shall not be deemed or construed to obligate any such holder to enter into any waiver of any Default or Event of Default hereunder or to conform any of the provisions hereof to those of such other agreement).

            In addition, neither the Company nor any Subsidiary will enter into any agreement or instrument that evidences Debt of the type permitted by clause
(v) of Section 6.2(a) of the NationsBank Credit Agreement unless: (A) such Debt shall have no scheduled principal payments due prior to December 1, 2005, (B) at the time that the Company incurs such Debt, no Default or Event of Default shall have occurred and be continuing hereunder and (C) if such Debt is to be guaranteed by any Affiliate of the Company, then such third party lender(s) must enter into an intercreditor agreement with the holders of the Notes, in form, scope and substance satisfactory to the Required Holder(s), as evidenced by their written consent.

PARAGRAPH 7. EVENTS OF DEFAULT.

            7A. Acceleration. If any of the following events shall occur for any reason whatsoever and be continuing (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of or
            Yield Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest or any Credit Fees on any Note for more than 10 Business Days after the date due; or

                  (iii) the Company or any Subsidiary defaults (whether as
            primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other Debt beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $10,000,000; or

                  (iv) any representation or warranty made by the Company herein or in the Company Pledge Agreement, by any Guarantor in a Guaranty, a Consent or a Pledge Agreement, or by the Company, any Guarantor or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                  (v) the Company fails to perform or observe any term, covenant or agreement contained in paragraph 6; or

                  (vi) the Company fails to perform or observe any other
            agreement, covenant, term or condition contained herein or in the Company Pledge Agreement, or any Subsidiary that has executed a Pledge Agreement fails to perform or observe any agreement, covenant term or condition contained in such Pledge Agreement, and in any case such failure shall not be remedied within 30 days after the Chief Executive Officer, President, Chief Financial Officer, Vice President-Finance, Treasurer or the Executive Vice President-General Counsel of the Company obtains actual knowledge thereof; or

                  (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii) any decree or order for relief in respect of the
            Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                  (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States of America or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (xi) any order, judgment or decree is entered in any
            proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xii) any order, judgment or decree is entered in any
            proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the Consolidated Net Earnings of the Company and its Subsidiaries for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xiii) any judgment or order, or series of judgments or
            orders, for the payment of money in an amount in excess of $5,000,000 is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

                  (xiv) (a) the Company or any other Person who is a member of the Company's "control group" (as such term is defined under ERISA) fails to make all or any portion of a required installment payment under 29 U.S.C. '1082(e) with respect to any Plan, (b) the aggregate unpaid balance of such installment together with the unpaid balance of all prior installments and other payments due under 29 U.S.C. '1082 (including any accrued interest on such amounts) exceeds $1,000,000, and (c) such amounts remain unpaid for more than 30 days after the due date of the installment referred to in clause (a); or

                  (xv) the Company or any of its Affiliates as employer under a
            Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $1,000,000; or

                  (xvii) any Guaranty, for any reason, ceases to be in full
            force and effect or is declared null and void, or the validity or enforceability thereof is contested or any Guarantor denies that it has any further liability under its Guaranty, or any Guarantor shall default in the performance or observance of any of its obligations under its Guaranty, and such default shall not have been remedied within 30 days; or

                  (xviii) any Pledge Agreement, for any reason other than as specified therein, ceases to be in full force and effect or is declared null and void or shall cease to create a valid and perfected first priority security interest in any of the collateral purported to be covered thereby, or the validity or enforceability thereof is contested or the Company or any Subsidiary that is a pledgor denies that it has any further liability under any Pledge Agreement executed by it;

      then (a) if such event is an Event of Default specified in clause (viii),
      (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest and Credit Fees accrued thereon and, to the extent permitted by applicable law, the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) as to which such an Event of Default shall have occurred may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable together with interest and Credit Fees accrued thereon and together with, to the extent permitted by applicable law, the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company, (c) if such event is any other Event of Default, the Required Holder(s) may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest and Credit Fees accrued thereon and together with, to the extent permitted by applicable law, the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company, and (d) if any Note shall have been declared to be due and payable pursuant to clause (b) above, any holder of any other Note may at any time thereafter, so long as the Event of Default described in clause (b) above shall at such time be continuing, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable together with interest and Credit Fees accrued thereon and together with, to the extent permitted by applicable law, the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company. The Company acknowledges and the parties hereto agree, that the holder of each Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and the provisions for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, are intended to provide compensation for the deprivation of such right under such circumstances.

            7B. Rescission of Acceleration. At any time after any or all of the Notes are declared immediately due and payable and have not been paid in full, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company has paid all overdue interest and Credit Fees on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest (at the rate specified in the Notes) and Credit Fees on such overdue interest and Credit Fees and overdue principal and Yield-Maintenance Amount, (ii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration have been cured or waived pursuant to paragraph 11C, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

            7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

            7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

PARAGRAPH 8. REPRESENTATIONS, COVENANTS AND WARRANTIES.

      8. Representations, Covenants and Warranties. The Company represents, covenants and warrants as of the Effective Date as follows:

            8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. The execution, delivery and performance by the Company of this Agreement, the Pledge Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action, and the execution, delivery and performance by each Guarantor of its respective Guaranty, Consent and Pledge Agreement (if any) are within such Guarantor's company powers and have been duly authorized by all necessary corporate or similar action. Schedule 8A attached hereto sets forth the name and jurisdiction of organization of each Subsidiary and each entity, organization and enterprise that would constitute a Subsidiary but for the final proviso in the definition of "Subsidiary" and the percentage of the Company's ownership interest in each such Subsidiary, entity, organization or enterprise and identifies each Subsidiary that is a Guarantor, all as of the Effective Date.

            8B. Financial Statements. The Company has furnished each Remaining Holder with the following financial statements, identified by a principal financial officer of the Company: a consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1998 and consolidated statements of operations and cash flows of the Company and its Subsidiaries for the fiscal year that ended, all certified by PriceWaterhouse Coopers LLP. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed (except as set forth in the notes thereto if consistent with generally accepted accounting principles and generally accepted auditing standards) throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheet fairly presents the consolidated financial condition of the Company and its Subsidiaries as at the date thereof, and the statements of operations and cash flows fairly present the results of the consolidated operations of the Company and its Subsidiaries for the period indicated. There has been no material adverse change in the business, property or assets, financial condition or results of operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since December 31, 1998.

            8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, any of its Affiliates that is controlled by the Company or any joint venture in which the Company or any of its Subsidiaries has an investment, or any properties or rights of the Company, any of its Subsidiaries, any of its Affiliates that is controlled by the Company or any joint venture in which the Company or any of its Subsidiaries has an investment, by or before any court, arbitrator or administrative or governmental body which is reasonably likely to result in any material adverse change in the business, property or assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or threatened against the Company or any of its Subsidiaries, any of its Affiliates that is controlled by the Company or any joint venture in which the Company or any of its Subsidiaries has an investment which purports to affect the validity or enforceability of this Agreement, any Pledge Agreement, any Note or any Guaranty.

            8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6C(2). After giving effect to the execution and delivery of this Agreement and the NationsBank Agreement, and the contemporaneous amendment of the Master Shelf Agreement, there exists no default (and no waiver of any default that is conditional or is limited in duration) under the provisions of any instrument evidencing such Debt, or any Debt of any joint venture in which the Company or any Subsidiary has an investment, or of any agreement relating thereto.

            8E. Environmental Compliance. The Company, each of its Subsidiaries, each of its Affiliates that is controlled by the Company and each joint venture in which the Company or any of its Subsidiaries has an investment and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial and administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, property or assets, financial condition or results of operations (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

            8F. Taxes. The Company has and each of its Subsidiaries has filed all Federal, State and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service (or the applicable statute of limitations has run) and such liabilities have been paid for all fiscal years up to and including the fiscal year ended December 31, 1991.

            8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, the Pledge Agreements, the Guaranties and the Consents nor fulfillment of nor compliance with the terms and provisions hereof and thereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien, upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which imposes restrictions on the performance any of the obligations and covenants of the Company under this Agreement or limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type evidenced by the Notes or the Guaranties except as set forth in the agreements listed in Exhibit C attached hereto.

            8H. [Intentionally omitted]

            8I. [Intentionally omitted]

            8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any of its Subsidiaries which is or would be materially adverse to the business, property or assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. No Plan providing welfare benefits to retired former employees of the Company or any of its Subsidiaries has been established or is maintained for which the present value of future benefits payable, in excess of irrevocably designated funds for such purpose, is materially adverse to the business, property or assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. The transactions contemplated by this Agreement will not constitute a "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the Code). Neither the Company or any ERISA Affiliate, nor any "employee benefit plan" (as such term is defined in section 3 of ERISA) of the Company or any ERISA Affiliate or any trust created thereunder or any trustee or administrator thereof, has engaged in any "prohibited transaction" that could subject any such Person, or any other party dealing with such employee benefit plan or trust, to such penalty or tax.

            8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the transactions contemplated by this Agreement is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Effective Date with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, any Pledge Agreement or any Guaranty, or fulfillment of or compliance with the terms and provisions hereof, of any Pledge Agreement, of any Guaranty or of the Notes.

            8L. Title to Properties. The Company has and each of its Subsidiaries has good and defensible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1) except that (i) with respect to easements and rights of way associated with the Company's gas gathering systems: (a) the Company has such title as is customary and appropriate in accordance with applicable industry standards and (b) the costs of curing defects in such title, if any, would not exceed $10,000,000 in the aggregate and
(ii) no representation or warranty is made with respect to any gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

            8M. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Remaining Holders by or on behalf of the Company or any Guarantor in connection herewith contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future is reasonably likely (so far as the Company can now foresee) to materially adversely affect the business, property or assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement. The financial projections provided to the Remaining Holders prior to the Effective Date are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.

            8N. Delivery of Other Agreements. The Company has delivered to each Remaining Holder on or prior to the date hereof a true, correct and complete copy of each of the NationsBank Agreement, the Bridge Facility and the Master Shelf Agreement, including all amendments and waivers of any provision thereof, and each pledge agreement relating thereto.

            8O. Public Utility Holding Company Act; Federal Power Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or, except for Western Gas Resources Power Marketing, Inc., a "public utility" as such term is defined in the Federal Power Act, as amended.

            8P. Investment Company Act. Neither the Company nor any Subsidiary is, or is directly or indirectly controlled by, or acting on behalf of any Person that is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            8Q. Rank of Notes. The Notes rank at least pari passu in right of payment with all other senior unsecured Debt of the Company, including without limitation the Debt with respect to the NationsBank Agreement, the Bridge Facility and the Master Shelf Agreement.

            8R. Year 2000 Programming. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Company's or any of its Subsidiaries' computer systems and (ii) material equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be completed by October 31, 1999. The reasonably foreseeable cost to the Company and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Company and its Subsidiaries will not result in an Event of Default or a have a material adverse effect on the Company or its Subsidiaries. The Company and its Subsidiaries have delivered notice to each Remaining Holder of any material problems (to the extent of the knowledge of the Company and its Subsidiaries) related to the proper functioning in and following the year 2000 of systems with which the Company or any of its Subsidiaries interface.

            8S. Receivables Purchase Agreement. The Receivable Purchase Agreement has been terminated.

            8T. 1993 Note Purchase Agreement. The 1993 Note Purchase Agreement has been terminated and all 1993 Notes have been paid in full.

            8U. Existing Guaranties. No Subsidiary, and no entity that would constitute a Subsidiary but for its being organized under the laws of the jurisdiction outside the United States of America, has executed and delivered an Existing Guaranty except Subsidiaries that have executed and delivered Guaranties to the Holders of the Notes.

            8V. MONY Notes. All 1995 Notes held by MONY have been paid in full and retired pursuant to the Offer to Acquire Notes.

PARAGRAPH 9. [Intentionally omitted]

PARAGRAPH 10. DEFINITIONS.

            10. Definitions. For the purpose of this Agreement, the terms defined in the introductory paragraph and recitals shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            10A. Yield-Maintenance Terms.

            "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraphs 4A, 4E or 4F or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a quarterly basis) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Service (or such other display as may replace page 500 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, plus 0.50%, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by use of the methods provided in the last sentence of this definition), (b) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, plus 0.50%. All implied yields under either clause (a) or (b) of this definition shall be determined, (i) if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between yields reported for various maturities, and (ii) by converting all such implied yields to a quarterly payment basis in accordance with accepted financial practice.

            "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest that would accrue thereon on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

            "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraphs 4A, 4E or 4F or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

            10B. Other Terms.

            "Adjusted Consolidated Debt" shall mean Consolidated Debt plus Excess Working Capital Deficit.

            "Adjusted Consolidated Senior Debt" shall mean Adjusted Consolidated Debt less all Subordinated Debt.

            "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control another Person that is an entity if such first-mentioned Person directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Asset Sale" means any sale, conveyance, lease, transfer or other disposition of all or any part of the assets of any Related Person made in compliance with paragraph 6C(5) or any sale or other disposal of, or any parting with control of, any shares of stock or Debt of any Subsidiary made in compliance with paragraph 6C(4) for which, in any case, the Gross Proceeds Amount is $1,000,000 or more.

            "Authorized Officer" shall mean, in the case of the Company, its Chief Executive Officer, its Chief Financial Officer, its Treasurer, its President or the Executive Vice President-General Counsel or the Vice President-Finance of the Company. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom any holder of a Note in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company.

            "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

            "Beneficiary" shall mean the holder of a Note that is the beneficiary under a Letter of Credit.

            "Bridge Facility" shall have the meaning specified in the recitals to this Agreement.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

            "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be, capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company Pledge Agreement" shall mean that certain Pledge Agreement, dated as of the Effective Date, by the Company in favor of the holders of the Notes, in the form attached hereto or Exhibit H, as the provisions thereof may be from time to time amended or waived in compliance with the terms thereof.

            "Confidential Information" shall mean any material non-public information regarding t he Company and its Subsidiaries that is provided to any holder of any Note, any Person who purchases a participation in a Note and any offeree of a Note or participation therein pursuant to this Agreement other than information (i) which was publicly known or otherwise known to such holder, such Person or such offeree at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission of such holder, such Person or such offeree or (iii) which otherwise becomes known to such holder, such Person or such offeree, other than through disclosure by the Company or any Subsidiary.

            "Consent" shall mean a Consent substantially in the form of Exhibit G hereto.

            "Consolidated Current Assets" shall mean the consolidated current assets of the Company and its Subsidiaries, as determined in accordance with generally accepted accounting principles.

            "Consolidated Current Liabilities" shall mean the consolidated current liabilities of the Company and its Subsidiaries, as determined in accordance with generally accepted accounting principles.

            "Consolidated Debt" shall mean the consolidated Debt of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles.

            "Consolidated Net Earnings" shall mean consolidated gross revenues of the Company and its Subsidiaries excluding any gains (net of expenses and taxes applicable thereto) resulting from the sale, conversion or other disposition of capital assets (including capital stock of Subsidiaries and other assets not constituting current assets), less all operating and non-operating expenses of the Company and its Subsidiaries (other than all losses resulting from the sale, conversion or other disposition of capital assets, including capital stock of Subsidiaries and other assets not constituting current assets) and all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings that are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains resulting from the write-up of assets, any equity of the Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the time of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, all determined in accordance with generally accepted accounting principles.

            "Consolidated Net Earnings Available For Restricted Payments" shall mean an amount equal to (1) the sum of $50,000,000 plus (2) 50% (or minus 100% in case of a deficit) of Consolidated Net Earnings for the period commencing on July 1, 1995 and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment (taken as one accounting period), less
(3) the sum of all Restricted Payments made or declared after July 1, 1995, plus
(4) the aggregate amount received by the Company after July 1, 1995, as the net cash proceeds of the sale of any shares of its stock. There shall not be included in Restricted Payments or in any computation of Consolidated Net Earnings Available for Restricted Payments (x) dividends paid, or distributions made, in stock of the Company or (y) exchanges of stock of one or more classes of the Company, except to the extent that cash or other value is involved in such exchange. The term "stock" as used in this definition and in the definition of "Restricted Payments" shall include warrants or options to purchase stock.

            "Consolidated Net Tangible Assets" shall mean the consolidated assets of the Company and its Subsidiaries, less, without duplication, (i) Consolidated Current Liabilities minus Excess Working Capital Deficit, (ii) asset, liability, contingency and other reserves of the Company and its Subsidiaries, including reserves for depreciation and for deferred income taxes,
(iii) all other liabilities of the Company and its Subsidiaries, except liabilities for Funded Debt of the types described in clauses (i), (ii) and
(iii) of the definition of Debt, and (iv) treasury stock, unamortized debt discount and expense, goodwill, trademarks, brand names, patents, organizational expenses and any other intangible assets of the Company and its Subsidiaries, and any write-up of the value of any assets after June 30, 1991, all as determined in accordance with generally accepted accounting principles; provided, however, that the term "Consolidated Net Tangible Assets" shall include the book value of long-term gas contracts with producers that the Company assumes in connection with acquisitions and that are reflected on the books of the Company as assets.

            "Consolidated Tangible Net Worth" shall mean consolidated stockholders' equity of the Company and its Subsidiaries, less goodwill, trademarks, brand names, patents, organizational expenses and any other intangible assets of the Company and its Subsidiaries, all as determined in accordance with generally accepted accounting principles; provided, however, that the term "Consolidated Tangible Net Worth" shall include the book value of long-term gas contracts with producers that the Company assumes in connection with acquisitions and that are reflected on the books of the Company as assets.

            "Counterparty" shall mean (i) those Persons listed on Schedule 6C(8) attached hereto, (ii) any Person that is not an Affiliate of the Company and that has senior debt securities rated at least A by Standard & Poor's or Moody's or whose obligations in respect of agreements described in the final proviso to paragraph 6C(8) or in the definition of Long Hedge Future or Short Hedge Future, as the case may be, are fully guaranteed by an affiliate of such Person whose senior debt securities are so rated, and (iii) any other Person that is not an Affiliate of the Company and with whom the Company has agreements of the nature described in the final proviso to paragraph 6C(8) or in the definition of Long Hedge Future or Short Hedge Future, so long as (a) the aggregate amount of all such agreements with such Person outstanding at any time shall not exceed $1,000,000, and

(b) the Company has such agreements outstanding with no more than nine other such Persons at any time.

            "Credit Fees" shall mean the First Credit Fee and the Second Credit Fee.

            "Debt" shall mean, without duplication:

                  (i) any obligation that, under generally accepted accounting principles, is shown on the balance sheet as a liability (including, without limitation, any obligation for borrowed money, any notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, and Capitalized Lease Obligations but excluding accounts payable and accrued expenses in the ordinary course of business, reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation),

                  (ii) any obligation secured by a Lien on, or payable out of the proceeds of production from, property, whether or not the obligation secured thereby shall have been assumed by the owner of such property,

                  (iii) liabilities in respect of unfunded vested benefits under
            Plans and liabilities in respect of postretirement benefits that, under generally accepted accounting principles in effect at the time in question, are shown on the balance sheet as a liability, and

                  (iv) any obligation described in paragraph 6C(10) for which a maximum amount is quantifiable.

            "Debt Offering" shall mean the issuance or incurrence by the Company or any other Related Person of any Debt in the amount of at least $1,000,000, except that any incurrence of Debt under the NationsBank Agreement or in the form of a Capitalized Lease Obligation shall not be considered a Debt Offering.

            "Delivery Date" shall have the meaning specified in paragraph 4E(1).

            "EBITDA" shall mean, for any period, the sum of Consolidated Net Earnings, plus, to the extent deducted in the determination of Consolidated Net Earnings, (i) all provisions for federal, state and other income tax, (ii) the Company's consolidated interest expense and (iii) provisions for depreciation and amortization, less, in the case of items (i) through (iii), deductions for amounts attributable to minority interests in Subsidiaries.

            "Edgewood Facility" shall mean that certain gas processing plant and related production located primarily in Van Zandt County, Texas and sold by the Company on October 29, 1998 for a Gross Proceeds Amount of approximately $56,000,000.

            "Effective Date" shall have the meaning specified in paragraph 3.

            "Equity Offering" shall mean the issuance of any common or preferred stock by the Company or any other Related Person.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean any corporation or trade or business that:

                  (i) is a member of the same controlled group of corporations
            (within the meaning of Section 414(b) of the Code) as the Company, or

                  (ii) is under common control (within the meaning of Section
            414(c) of the Code) with the Company.

            "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

            "Excess Working Capital Deficit" shall mean (i) if the Company's Working Capital is greater than or equal to negative $10,000,000, zero, or (ii) if the Company's Working Capital is less than negative $10,000,000, the product of (A) the amount of such Working Capital plus $10,000,000 multiplied by (B) negative one (for example, if Working Capital equals negative $15,000,000, the Excess Working Capital Deficit would equal $5,000,000). For purposes of this definition, "Working Capital" means the remainder of the Company's Consolidated Current Assets minus the Company's Consolidated Current Liabilities, excluding current maturities of Funded Debt.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Existing Guaranty" shall mean each guaranty of a Guarantor in favor of NationsBank as agent for the lenders parties to the NationsBank Agreement, NationsBank as lender under the Bridge Facility or the holders of the Notes issued pursuant to the Master Shelf Agreement, in each case, for which a similar guaranty shall have been issued to each holder of Notes.

            "Existing Master Shelf Agreement" shall have the meaning specified in the recitals to this Agreement.

            "Existing NationsBank Agreement" shall have the meaning specified in the recitals to this Agreement.

            "Fair Market Value" shall mean, at any time with respect to any property of any kind or character, the sale value of such property that would be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.

            "Financial Covenant" means, with respect to any agreement or instrument representing or governing Debt, any covenant (whether expressed as a covenant, an event of default or a condition to a borrowing) contained therein expressed in terms of (i) a minimum or maximum amount in or derived from the Company's or any Subsidiary's financial statements, (ii) a minimum or maximum ratio between any such amounts described in clause (i) above or (iii) any other financial or finance related test as the same may relate to the consolidated or individual assets, liabilities, revenues or expenses of the Company or any of its Subsidiaries.

            "First Credit Fee" shall have the meaning specified in paragraph 5N(1).

            "Funded Debt" shall mean any Debt payable more than one year from the date of creation thereof.

            "Giddings Facility" shall mean those certain gas gathering facilities of the Company located in Lee, Burleson, Washington, Bastrop, Fayette and Lavaca Counties, Texas.

            "Gross Proceeds Amount" means, (i) with respect to any Asset Sale by the Company or any other Related Person, the aggregate amount of the consideration (v)lued at the Fair Market Value of such consideration at the time of the consummation of such Asset Sale) payable to such Person in respect of such Asset Sale, and (ii) with respect to any Equity Offering or Debt Offering by the Company or any other Related Person, the gross cash proceeds received by the Company or such Related Person at the time of the consummation of such Equity Offering or Debt Offering.

            "Guarantor" shall mean each of Western Gas Resources - Texas, Inc., a Texas corporation; Western Gas Resources - Oklahoma, Inc., a Delaware corporation; Mountain Gas Resources, Inc., a Delaware corporation; MGTC; MIGC; WGR Canada, Inc., a New Brunswick corporation; Lance Oil & Gas Company, Inc., a Delaware corporation; Pinnacle Gas Treating, Inc., a Texas corporation; Western Gas Wyoming, L.L.C., a Wyoming limited liability company, and each other Subsidiary of the Company (or entity that would be a Subsidiary but for the fact that it is organized in a jurisdiction outside the United States of America) that issues a Guaranty to the holders of the Notes.

            "Guaranty" shall mean each guaranty of a Guarantor in substantially the form of Exhibit E hereto.

            "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the Effective Date among NationsBank, as agent for the lenders parties to the NationsBank

Agreement, such lenders, NationsBank as lender under the Bridge Facility, The Prudential Insurance Company of America and the Remaining Holders, as the provisions thereof may be from time to time amended or waived in compliance with the terms thereof.

            "Letter of Credit" shall mean an irrevocable, transferable, direct pay letter of credit that (a) is in the form of Exhibit J attached hereto, (b) is issued by a bank having the Required Ratings at the time of issuance, and (c) has an expiry date no earlier than September 30, 2000, and no more than 18 months, after the date of issuance thereof, provided, that in no event may the expiry date be later than December 31, 2005.

            "Lien" shall mean any mortgage, pledge, priority, security interest, encumbrance, de posit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

            "Long Hedge Future" shall mean an agreement, purchased on a commodities exchange or entered into with a Counterparty, that obligates the Company to purchase natural gas or liquid hydrocarbons, as the case may be, at a pre-determined price at a pre-determined time.

            "Master Shelf Agreement" shall mean the Existing Master Shelf Agreement, as the provisions thereof have heretofore been amended or waived or may be from time to time amended or waived in compliance with paragraph 6E.

            "MGTC" shall mean MGTC, Inc., a Wyoming corporation.

            "MIGC" shall mean MIGC, Inc., a Delaware corporation.

            "MIGC Pledge Agreement" shall mean that certain Pledge Agreement, dated as of the Effective Date, by MIGC in favor of the holders of the Notes, in the form attached hereto as Exhibit I, as the provisions thereof may be from time to time amended or waived in compliance with the terms thereof.

            "Minimum Rating" shall mean ratings for the senior unsecured Debt of the Company similar to the Notes (if unsecured) of at least BBB- from S&P and Baa3 from Moody's.

            "MONY" shall have the meaning specified in the recitals to this Agreement.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Multiemployer Plan" shall mean any plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "NationsBank" shall mean NationsBank, N.A., and its successors and assigns.

            "NationsBank Agreement" shall mean that certain Loan Agreement dated as of the Effective Date among the Company, NationsBank, as agent, and the lenders parties thereto as the provisions thereof have been or may be from time to time amended or waived in compliance with paragraph 6E.

            "Natural Gas Inventory" shall mean at the time in question, the Company's and its Subsidiaries' inventory of natural gas in storage.

            "Net Proceeds Amount" means, (i) with respect to any Debt Offering or Equity Offering, the Net Proceeds of Debt/Equity and (ii) with respect to any Asset Sale, an amount equal to the difference of

            (a) the Gross Proceeds Amount, minus

            (b) all ordinary and reasonable out-of-pocket expenses actually incurred by such Person in connection with such Asset Sale and any associated cash taxes.

            "Net Proceeds of Debt/Equity" means, with respect to any Debt Offering or Equity Offering, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company or another Related Person, from the issuance or incurrence of its Debt or the sale of its common stock with respect to such Debt Offering or Equity Offering, including in such net proceeds:

            (a) the net amount paid upon issuance and exercise during such period of any right to acquire any common stock, or paid during such period to convert a convertible debt Security to common stock (but excluding any amount paid to the Company upon issuance of such convertible debt Security); and

            (b) any amount paid to the Company upon issuance of any convertible debt Security issued after January 14, 1996 and thereafter converted to common stock during such period.

            "1995 Note Purchase Agreement" shall have the meaning specified in the recitals to this Agreement.

            "1995 Notes" shall have the meaning specified in the recitals to this Agreement.

            "1995 Purchasers" shall have the meaning specified in the recitals to this Agreement.

            "1999 Action Plan" shall mean the completion of all of the following after January 1, 1999 : (i) the sale by the Company and other Related Persons of assets the Net Proceeds Amount of which exceeds $50,000,000 in the aggregate,
(ii) completion of a public offering of Subordinated Debt by the Company the Gross Proceeds Amount of which is at least $150,000,000, and (iii) (a) the offer to prepay, or to post Letters of Credit with respect to an aggregate Secured Amount, of at least $14,580,000 aggregate principal amount of the Notes pursuant to paragraph 4E(1) or paragraph 4F(1), respectively, and (b) the prepayment, or the posting of Letters of Credit in the Stated Amount, of the amounts required with respect to the Notes the holders of which have accepted the offer in the foregoing clause (iii)(a).

            "1993 Note Purchase Agreement" shall have the meaning specified in the recitals to this Agreement.

            "1993 Notes" shall have the meaning specified in the recitals to this Agreement.

            "1993 Purchasers" shall have the meaning specified in the recitals to this Agreement.

            "Notes" shall have the meaning specified in paragraph 1.

            "Offer to Acquire Notes" shall mean that certain Offer to Acquire Notes, dated February 12, 1999, by the Company and accepted by MONY.

            "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

            "Panhandle Joint Venture" shall mean the joint venture formed between the Company and Panhandle Eastern Pipe Line Company.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity serving a similar function.

            "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            "PIK Amount" shall have the meaning specified in paragraph 5N(1).

            "PIK Note" shall mean a Note issued by the Company pursuant to paragraph 5N(1) in lieu of payment in cash of a portion of the First Credit Fee.

            "Plan" shall mean an "employee pension benefit plan" (as defined in section 3 of ERISA) that is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, that, together with the Company, is under common control, as described in section 414(b) or (c) of the Code.

            "Pledge Agreement" shall mean the Company Pledge Agreement, the MIGC Pledge Agreement and each other Pledge Agreement, substantially in the form of the MIGC Pledge Agreement, delivered from time to time by a Subsidiary to the holders of the Notes pursuant to paragraph 5P, in each case as the provisions thereof may be from time to time amended or waived in compliance with the terms thereof.

            "Purchase Offers" shall mean those certain Offers to Acquire Notes, dated February 12, 1999, by the Company and accepted by the holders of the 1993 Notes.

            "Ratable Portion" shall mean (a) as to the Notes, 5.40%, (b) as to the Notes outstanding under the Master Shelf Agreement, 38.0%, and (c) as to the obligations owing under the Bridge Facility and the NationsBank Agreement, collectively, 56.6%.

            "Receivables Purchase Agreement" shall mean that certain Receivables Purchase Agreement dated as of February 28, 1995, among the Company, Receivables Capital Corporation and Bank of America National Trust and Savings Association.

            "Related Person" shall mean any of the Company, each Guarantor and each other Subsidiary with the exception of Westana, Williston Gas Company and Sandia.

            "Reoffered Amount" shall have the meaning specified in paragraph 4E(2).

            "Required Holder(s)" shall mean, with respect to the Notes, at any time, the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes outstanding at such time.

            "Required Offer" shall have the meaning specified in paragraph
4E(1).

            "Required Offer Event" shall mean the consummation of an Asset Sale, a Debt Offering or an Equity Offering.

            "Required Prepayment" shall have the meaning specified in paragraph 4E(4).

            "Required Ratings" shall mean, with respect to the issuer of any Letter of Credit, that such issuer (a) has a senior unsecured debt rating of at least A+ by S&P and A1 by Moody's and (b) has not been placed, with negative implications, on Creditwatch or a similar listing by S&P or Moody's.

            "Required Reoffer" shall have the meaning specified in paragraph 4E(2).

            "Restricted Agreement" shall have the meaning specified in paragraph 6E(3).

            "Restricted Payment" shall mean (a) any dividend paid or declared by the Company or any Subsidiary on any class of the Company's stock (other than a dividend payable in shares of stock of the Company), or any other distribution made by the Company or any Subsidiary on account of any class of the Company's stock, or (b) any cash or other consideration applied, directly or indirectly, by the Company or any Subsidiary to the redemption, purchase or other acquisition of any shares of the Company's capital stock or (c) any payment of principal of, or retirement, redemption, purchase or other acquisition of any Subordinated Debt.

            "Sandia" shall mean Sandia Energy Resources Joint Venture.

            "S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw Hill Companies.

            "Second Credit Fee" shall have the meaning specified in paragraph 5N(2).

            "Secured Amount" shall mean the principal amount of a Note that is supported by a Letter of Credit.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Senior Debt" shall mean all Debt other than Subordinated Debt.

            "Senior Debt Holders" shall have the meaning specified in paragraph 4E(1).

            "Short Hedge Future" shall mean an agreement, purchased on a commodities exchange or entered into with a Counterparty, that obligates the Company to sell natural gas or liquid hydrocarbons, as the case may be, at a pre-determined price at a pre-determined time.

            "Small Asset Sale" shall mean an Asset Sale the Net Proceeds of which is less than $5,000,000.

            "Stock Option Agreements" shall mean, collectively those certain Agreements to Provide Loan(s) to exercise key employees' Stock Options by and among the Company and certain key employees.

            "Subordinated Debt" shall mean unsecured Debt of the Company for borrowed money that has no scheduled payment of principal, that may not be prepaid, redeemed or purchased at par earlier than January 31, 2008 and that is subordinated in right of payment to the payment of the Notes on terms typical for publicly held subordinated debt and in a manner satisfactory to the Required Holder(s).

            "Subordinated Debt Guaranties" shall mean guaranties by Subsidiaries that are Guarantors in respect of Subordinated Debt, which guaranties are subordinate in right of payment to the Guaranties on terms typical for guaranties of publicly held subordinated debt and in a manner satisfactory to the Required Holder(s).

            "Subsidiary" shall mean any corporation, association, partnership, joint venture, limited liability company or other business or corporate entity, enterprise or organization organized under the laws of any state of the United States of America, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and at least a majority of the combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas, mineral, gas gathering or gas processing properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries". A "Wholly Owned Subsidiary" shall be a Subsidiary all of the stock of other form of equity interest of every class of which, except directors' qualifying shares, shall, at the time at which any determination is being made, be owned by the Company either directly or through wholly owned subsidiaries.

            "Termination Event" shall mean (i) a "reportable event" described in
Section 4043 of ERISA and the regulations issued thereunder (other than a reportable event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Remaining Holder under this Agreement.

            "Voting Stock" shall mean, with respect to any corporation, association, partnership, joint venture, limited liability company or other business or corporate entity, enterprise or organization, any shares of stock of or other similar equity interest in such entity, enterprise or organization or whose holders are entitled under ordinary circumstances to vote for the election of directors or other similar management of such entity, enterprise or organization (irrespective of whether at the time stock or other similar equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Westana" shall mean the general partnership formed between Western Gas Resources - Oklahoma, Inc. and Panhandle Gathering Company, a wholly-owned subsidiary of Panhandle Eastern Pipeline Company.

            "WGRS" shall mean Western Gas Resources Storage, Inc. a Texas corporation.

            "Wholly Owned Subsidiary" shall have the meaning specified in the definition of "Subsidiary."

            10C. Accounting Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof, subject to the next sentence. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

PARAGRAPH 11. MISCELLANEOUS.

            11A. Note Payments. The Company agrees that, so long as any Remaining Holder shall hold any Note, it will make payments of principal of, interest on, and any Credit Fee and/or Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to each Remaining Holder's account or accounts, if any, as are specified in the Remaining Holder Schedule attached hereto, or, in the case any Remaining Holder wishes to change the account specified for such Remaining Holder in the Remaining Holder Schedule such account or accounts in the United States as such Remaining Holder may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Notwithstanding anything in this paragraph 11A to the contrary, certain portions of the First Credit Fee may be payable in kind pursuant to paragraph 5N(1) with the result that the aggregate outstanding principal amount of the Notes may increase from time to time. Each Remaining Holder agrees that, before disposing of any Note, such Remaining Holder will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest and Credit Fees thereon have been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Remaining Holders have made in this paragraph 11A.

            11B. Expenses.

            (i) Generally. Whether or not the transactions contemplated hereby shall be consummated, the Company will promptly (and in any event within thirty
(30) days after receiving any statement or invoice therefor) pay, and save each Remaining Holder and any Transferee harmless against liability for the payment of, all reasonable fees, expenses and costs relating hereto, including, but not limited to:

                  (a) the cost of reproducing this Agreement and the Notes;

                  (b) the fees and disbursements of any special counsel engaged by the Remaining Holders;

                  (c) the fees, expenses and costs incurred complying with each of the conditions to closing set forth in paragraph 3 hereof;

                  (d) the fees, expenses and costs of any broker or investment banker, if any, incurred by the Company in connection with the transactions contemplated hereby;

                  (e) the fees, expenses and costs relating to the
            consideration, negotiation, preparation, duplication or execution of any amendments, waivers or consents pursuant to the provisions hereof (including, without limitation, fees and disbursements of any special counsel or other professional advisors engaged by such Remaining Holder and the allocated cost of each Remaining Holder's or Transferee's counsel who are such Remaining Holder's or such Transferee's employees or such Remaining Holder's or such Transferee's affiliates' employees), whether or not any such amendments, waivers or consents are executed;

                  (f) the fees, expenses and costs incurred by any Remaining
            Holder or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes, the Pledge Agreements or the Guaranties or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Remaining Holder's or any Transferee's having acquired any Note (other than costs and expenses incurred in acquiring or merely holding a Note or interest therein), including without limitation fees, expenses and costs incurred in any bankruptcy case; and

                  (g) Any fees or other charges imposed by the issuer of a
            Letter of Credit upon the transfer in whole or in part, thereof, which payment shall be made by the Company not later than three (3) Business Days after notice from the holder of the Note that is the Beneficiary of such Letter of Credit.

            (ii) Counsel. Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, at the time of the execution of this Agreement, the statement, rendered as set forth in paragraph 3G, for reasonable fees and disbursements of any special counsel engaged by the Remaining Holders incurred up to that time, and the Company will also pay, upon receipt of any statement thereof, each additional statement for reasonable fees and disbursements of any special counsel engaged by the Remaining Holders rendered after the Effective Date in connection with matters referred to in paragraphs 11B(i)(e) or 11B(i)(f) hereof.

            (iii) Survival. The obligations of the Company under this paragraph 11B and under the final sentence of paragraph 5J shall survive the transfer of any Note or portion thereof or interest therein by any Remaining Holder or any Transferee, the payment or prepayment of the Notes and the termination hereof.

            11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes at the time outstanding (and not without such written consents), the Notes may be amended or the provisions thereof waived to change the maturity thereof, to change the principal thereof, or to change the rate or time of payment of interest on or any Credit Fees or Yield-Maintenance Amount payable with respect to the Notes, and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Note Purchase Agreement as it may from time to time be amended or supplemented.

            11D. Solicitation of Noteholders.

            (i) Solicitation. Neither the Company nor any Guarantor shall solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or of the Notes, the Pledge Agreement or the Guaranties unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this paragraph 11D shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

            (ii) Payment. Neither the Company nor any Guarantor shall, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes or the Pledge Agreement or the Guaranties unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

            (iii) Scope of Consent. Any consent made pursuant to this paragraph 11D by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

            11E. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $500,000, except as may be necessary to reflect any PIK Amount with respect to a PIK Note or any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of an aggregate principal amount, registered in the name of such transferee or transferees; provided that the Company shall not be required to register any transfer that was made in violation of the legend appearing on such Note. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall be entitled to the benefits of any Letter of Credit in support of such Note so exchanged (and the holder of such Note shall execute a transfer instruction in the form attached as Annex A to the form of Letter of Credit attached as Exhibit J, or in a form otherwise acceptable to such holder, in order to effect the transfer thereof) shall carry the rights to unpaid interest and Credit Fees and interest and Credit Fees to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest or Credit Fees shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

            11F. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on and any Credit Fees and Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

            11G. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Remaining Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Remaining Holder or any Transferee. Subject to the preceding sentence, this Agreement, the Company Pledge Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

            11H. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

            11I. Disclosure to Other Persons; Confidentiality. Except as provided in this paragraph 11I, each holder and each Person who purchases a participation in a Note or any part thereof agrees that, prior to the occurrence of a Default, it will use its best efforts to hold in confidence and not to disclose the Confidential Information. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note; provided that prior to disclosing Confidential Information to any offeree referred to in clauses (iii) and (iv) above, such holder will use its best efforts to have such offeree deliver to the Company a confidentiality agreement substantially in the form of Exhibit D hereto.

            11J. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Remaining Holder, addressed to such Remaining Holder at the address specified for such communications in the Remaining Holder Schedule, or at such other address as such Remaining Holder shall have specified in writing to the Person sending such communication, and (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Person sending such communication or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Person sending such communication, and (iii) if to the Company, addressed to it at 12200 N. Pecos Street, Denver, Colorado 80234, Attention: John C. Walter, Executive Vice President-General Counsel, Telecopy No. (303) 252-3362 or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company.

            11K. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest or Credit Fees on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest and Credit Fees payable on such Business Day.

            11L. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Remaining Holder, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Remaining Holder, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

            11M. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

            11N. Limitation on Interest. The Company and the Remaining Holders specifically intend and agree to limit contractually the amount of interest payable in connection with this Agreement and the Notes to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any Guarantor nor any other party liable or to become liable hereunder or under the Notes shall ever be liable for interest in excess of the amount determined at such maximum rate.

            11O. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11P. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            11Q. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            11R. Binding Agreement. When this Agreement is executed and delivered by the Company and each Remaining Holder, it shall become a binding agreement between the Company and the Remaining Holders.

      [Remainder of page intentionally left blank. Signature pages follow.]

            IN WITNESS HEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date first above written.


                                        WESTERN GAS RESOURCES, INC.


                                        ----------------------------------------
                                        Vice President-Finance


                                        THE VARIABLE ANNUITY
                                             LIFE INSURANCE COMPANY



                                        AMERICAN GENERAL LIFE
                                             INSURANCE COMPANY



                                        AMERICAN GENERAL LIFE AND ACCIDENT
                                             INSURANCE COMPANY

                                        By:
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                                        [Title]

                                        FIRST ALLMERICA FINANCIAL
                                        LIFE INSURANCE COMPANY

                                        By:
                                           -------------------------------------
                                        [Title]

                                        ALLMERICA FINANCIAL LIFE
                                        INSURANCE AND ANNUITY COMPANY

                                        By:
                                           -------------------------------------
                                        [Title]


                                       J-1